Exhibit 10.38

Confidential Treatment

Requested by IntercontinentalExchange, Inc.

[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ICE CLEAR EUROPE LIMITED

AND

LIFFE ADMINISTRATION AND MANAGEMENT

CLEARING AND FINANCIAL

INTERMEDIARY SERVICES

AGREEMENT

Confidential Treatment

Requested by IntercontinentalExchange, Inc.

[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23.	TUPE	41

24.	Confidentiality	44

25.	Intellectual Property Rights	46

26.	Taxes and VAT	52

27.	Off-sets, Management of Default Resources and Collateral	54

28.	Amendments to Agreement	55

29.	Assignment and Delegation	55

30.	Filings	56

31.	Further Assurance	56

32.	Warranties	56

33.	Illegality	58

34.	Severability	58

35.	Notices	59

36.	Waivers	59

37.	Remedies Cumulative	59

38.	Entire Agreement	60

39.	Third Party Rights / No Partnership	60

40.	Number of Counterparts	60

41.	Dispute Resolution	60

42.	Costs	61

43.	Governing Law and Jurisdiction	62

Schedule 1 LIFFE and ICE Clear Services		63

Schedule 2 Eligible Products		68

Schedule 3 Business Continuity and Information Security Arrangements		70

ii

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4 Change Control	71

Schedule 5 Relationship Management	77

Schedule 6 Exit Management Plan	80

Schedule 7 Change of Control	83

iii

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT is made on 20 December 2012

BETWEEN:

(1)	ICE Clear Europe Limited (“ICE Clear”) a company incorporated under the laws of England and Wales under company number 06219884, having its registered office at Milton Gate, 60 Chiswell Street, London EC1Y 4SA; and

(2)	LIFFE Administration and Management (“LIFFE”) whose registered office is at Cannon Bridge House, 1 Cousin Lane, London EC4R 3XX,

each a “Party” and, together, the “Parties”.

WHEREAS:

(A)	LIFFE is an investment exchange and operates the LIFFE Markets;

(B)	ICE Clear is a clearing house and a provider of central counterparty clearing services to various markets;

(C)	IntercontinentalExchange, Inc. (“ICE Inc.”) and NYSE Euronext, Inc (“NYSE Euronext”) are, at the date of this Agreement, entering into a merger agreement (the “Merger Agreement”) pursuant to which they would both be combined subject to and in accordance with the Merger Agreement;

(D)	LIFFE has appointed LCH.Clearnet Limited (“LCH”) to provide certain services to LIFFE in order to support LIFFE’s provision of central counterparty clearing services for the LIFFE Markets. The services provided under the current agreement between LIFFE and LCH are scheduled to terminate on 30 June 2013;

(E)	LIFFE will be terminating its current arrangements in respect of clearing of the LIFFE Markets in accordance with the terms of such agreement. LIFFE is hereby appointing ICE Clear to provide central counterparty clearing services in respect of the LIFFE Markets, replacing LCH and, in certain respects, LIFFE and ICE Clear is hereby appointing LIFFE to provide financial intermediary services in respect of Eligible Trades; and

(F)	The Parties intend that this Agreement, which has been negotiated on an arm’s length basis, sets the terms on which the ICE Clear Services and LIFFE Services shall be provided and ICE Clear and LIFFE are each willing to accept the appointments contained herein on and subject to the terms of this Agreement.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Unless otherwise expressly stated in this Agreement and the Schedules hereto (or the context otherwise requires):

“Act” means the Financial Services and Markets Act 2000;

“Affiliate” means, in relation to a body corporate or person:

(a)	any body corporate or other person that it, directly or indirectly through intermediate bodies corporate or other persons, Controls;

(b)	any body corporate or other person that, directly or indirectly through intermediate bodies corporate or other persons, Controls the first mentioned body corporate or person; and

(c)	any body corporate or other person Controlled by a person or body corporate or other person described in paragraph (b) of this definition,

and “affiliated with” shall be construed accordingly;

“Applicable Laws” means relevant laws, statutory instruments, rules and regulations having the force of law, imposed by any governmental or other regulatory authority from time to time;

“Business Day” means a day on which a LIFFE Market is open for business;

“Change” has the meaning given to it in Schedule 4;

“Change Control Procedure” means the procedure for the agreement of Changes contained in Schedule 4;

“Change of Control” means circumstances where a person (other than ICE Inc.) who does not currently Control LIFFE or NYSE Euronext comes directly or indirectly to Control LIFFE or NYSE Euronext;

“Claims” has the meaning given to it in Clause 25.17(a);

“Cleared Contract” means an Eligible Trade cleared by ICE Clear in accordance with the ICE Clear Rules;

“Clearing Cost Base” shall:

(a)	be [****] (the “Principal Clearing Cost”) and is intended to cover all expenses, costs and charges (whether internal or third party) associated with providing the ICE Clear Services for LIFFE Products, including:

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	the costs of ICE Clear’s Exclusively Dedicated Resources and the costs of ICE Clear’s Dedicated Resources and Shared Resources in proportion to the time spent by such Dedicated Resources or Shared Resources, as applicable, attributable to the provision of the ICE Clear Services; plus

(ii)	any costs reasonably incurred by ICE Clear in maintaining the processes, systems and controls (including all technological processes, software and risk management) necessary for the provision by ICE Clear of the ICE Clear Services, provided that any item that falls to be considered under sub-paragraphs (c) or (d) of this definition shall not be included within with this sub-paragraph (a);

(b)	[****];

(c)	plus include any costs, expenses or charges incurred by ICE Clear as a result of any recommendation or decision made by the Joint Operations Committee (including pursuant to Clauses 5.4 and 5.5), subject to ICE Clear’s projected increased costs being approved by the Joint Operations Committee plus a margin of [****] of any such incremental costs;

(d)	plus any costs, expenses or charges incurred by ICE Clear as a result of any Change;

(e)	[****];

(f)	plus [****] of any costs reasonably incurred by ICE Clear in implementing the processes, systems and controls, (including technological processes, software, risk management and legal and consultancy fees) to the extent strictly necessary for and specific to the provision by ICE Clear of the ICE Clear Services (and not relating to other aspects of ICE Clear’s activities) [****];

provided that the Clearing Cost Base:

(g)	and each item comprised therein shall be calculated with respect to each accounting period of ICE Clear and in accordance with IFRS; and

(h)	for any accounting period (and any Fee Amount for any such accounting period) shall be adjusted in such manner as may be reasonably required to take account of any Fee Amounts having previously been treated as deductible by ICE Clear for UK corporation tax purposes but ceasing to be or not being so deductible;

“Clearing Member” means a person who is a clearing member of ICE Clear, as defined in the ICE Clear Rules;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Clearing Membership Agreement” means an agreement between ICE Clear and each Clearing Member as described further in the ICE Clear Rules;

“Clearing Revenue Base” means, with respect to any set of Eligible Trades relating to an accounting period of ICE Clear, all fees received by ICE Clear from Clearing Members in respect of the clearing of such Eligible Trades, as well as any income managed and invested by ICE Clear from collateral held by ICE Clear relating to the clearing of such Eligible Trades (net of any fees and costs associated with such management and investment and any sums remitted to Clearing Members arising from collateral management and investment) provided that the Clearing Revenue Base and each item comprised therein shall be calculated with respect to each accounting period of ICE Clear and in accordance with IFRS;

“Commencement Date” means the date determined in accordance with Clause 2.1;

“Conditions” means the conditions set out at Clause 3.3;

“Confidential Information” means any information disclosed by one Party (or any of its Affiliates) to the other Party (or any of its Affiliates) which: (i) is disclosed in confidence to the receiving Party or any of its Affiliates; or (ii) which by its nature or by the circumstances of its disclosure would be regarded as confidential by a reasonable business person, save that information shall not be Confidential Information if such information (A) is already in the public domain at the time of disclosure; (B) enters the public domain other than by a breach of any obligation of confidentiality; or (C) was properly and lawfully in the possession of the receiving Party prior to the time that it was disclosed by the disclosing Party and provided that such information is not known by the receiving Party to be subject to any other duty of confidentiality owed to the disclosing Party. Confidential Information may include, but is not limited to, a disclosing Party’s Intellectual Property Rights, new product or new technology information, source code, object code, formulae, descriptions, diagrams, screen displays, schematics, blueprints, flow charts, data, algorithms, drawings, tapes, listings, processes, techniques, procedures, know how, passwords and sign on codes, documentation, manuals, specifications, designs, inventions, discoveries, improvements, research, development, product prototypes and copies (including but not limited to object code copies), models, marketing strategies, plans and materials, development plans, customer and client data and information, employee data and information, pricing information, rates and values, financial information, customer lists, business opportunities provided that in each case such information is Confidential Information within the meaning of the immediately preceding sentence;

“Contract Specification” means, in respect of any Eligible Product, the contract specification set out in the LIFFE Rules from time to time;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Control” means, in relation to a body corporate, the power of a person to secure that the affairs of that body corporate are conducted in accordance with the wishes of that person: (i) by means of the holding of or the possession of voting powers in or in relation to more than fifty per cent. (50%) of the voting equity securities of that body corporate; or (ii) by virtue of having the power to appoint or remove a majority of the board of directors of that body corporate (and “Controlled” shall be construed accordingly);

“Critical Service Levels” mean those legally binding minimum service levels agreed between the Parties pursuant to Clause 4.4 and as amended from time to time pursuant to the Change Control Procedures;

“Cyber Attack” means any action taken to undermine the functions of a computer network for a commercial, political or national security purpose;

“Dedicated Resources” has the meaning given to it in paragraph 3.1(b)(ii) of Schedule 5;

“Defaulter” means a Clearing Member which has been declared a defaulter by ICE Clear in accordance with the Default Rules;

“Default Rules” means ICE Clear’s default rules from time to time which form part of the ICE Clear Rules;

“Delay Amount” means [****];

“De Minimis Change” has the meaning given to it in Schedule 4;

“Dispute” has the meaning given to it in Clause 41.1;

“Effective Date” means the date of signature of this Agreement;

“Eligible Product” means:

(a)	any Existing LIFFE Product; and

(b)	any New LIFFE Product which the Parties agree shall be subject to the arrangements contemplated under this Agreement pursuant to Clause 5;

“Eligible Trade” means a trade in an Eligible Product which is registered by LIFFE for clearing in accordance with the LIFFE Rules;

“EMIR” means Regulation (EU) No. 648/2012 of the European Parliament and of the Council, and any delegated act or any regulatory technical standards made or to be made thereunder;

“ESMA” means the European Securities and Markets Authority and any successor entity thereto;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Euribor” means the percentage rate per annum as determined by the Banking Federation of the European Union for a three (3) month period, displayed on the appropriate page of the Reuters screen;

“Euronext College of Regulators” means the college of regulatory entities governing Euronext’s local marketplaces, being the French Financial Regulator (Autorité des Marchés Financiers), the Netherlands Authority for the Financial Markets (Autoriteit Financiele Markten), the Belgian Banking, Finance, and Insurance Commission (Commission Bancaire, Financière, et des Assurances), the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliáros—CMVM), and the FSA, established pursuant to the Memorandum of Understanding between such regulatory entities dated 24 June 2010;

“European Union” means all member states which are at the date of this Agreement signatories to the Treaty on European Union (92/C 191/01) which came into force on 1 November 1993;

“Exchange Fees” means any fees levied by LIFFE on its trading members with respect to Eligible Trades;

“Existing LIFFE Product” means any LIFFE Product traded as at the Effective Date and described in Schedule 2;

“Exit Management Plan” has the meaning given to it in paragraph 1.2 of Schedule 6, as such Exit Management Plan is updated by the Parties from time to time;

“Exit Phase” has the meaning given to it in paragraph 2.1 of Schedule 6;

“Exclusively Dedicated Resources” has the meaning given to it in paragraph 3.1(b)(iii) of Schedule 5;

“Fee Amount” means the relevant portion of the Clearing Revenue Base minus the relevant portion of the Clearing Cost Base;

“FSA” means the United Kingdom’s Financial Services Authority or any successor authority or authorities in respect of the regulation of investment exchanges and clearing houses;

“FSA Rules” means the rules, requirements, directions and guidance of the FSA, including the provisions of the FSA Handbook of Rules and Guidance;

“FSMA Regulations” means the Financial Services and Markets Act 2000 (Recognition Requirements for Investment Exchanges and Clearing Houses) Regulations 2001 as amended from time to time;

“GBP” or “£” means the lawful currency of the United Kingdom;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Good Industry Practice” means, with respect to the performance of services under this Agreement, that the relevant Party shall exercise that degree of skill and care in providing the services and attempting to keep service failures to a minimum, as would be expected of them by a reasonable person with knowledge and experience of the business of exchange-based clearing and settlement, and the provision of a managed IT service which supports such exchange-based clearing and settlement services, including compliance in all material respects with applicable CPSS/IOSCO recommendations and compliance with all applicable requirements including but not limited to those under the Act, FSA Rules and EMIR, as applicable, provided in any event that the exercise of such skill and care will not be any less than that required to ensure compliance with any standard expressly agreed between the Parties;

“Guardian” means the commodities settlement system owned and used by LIFFE and/or its Affiliates and any successor system thereto;

“ICE Clear Background IPR” has the meaning given to it in Clause 25.2(b);

“ICE Clear Board” means the board of directors of ICE Clear;

“ICE Clear Data” means those data referred to in Clause 6.3;

“ICE Clear Materials” means, save as may be otherwise agreed between the Parties in writing, (1) any Material (a) provided or made available by or on behalf of ICE Clear to LIFFE under this Agreement, or (b) relating to the ICE Clear Services, in each case to the extent that the Intellectual Property Rights in the same are owned by or licensed to ICE Clear (or any of its Affiliates) (other than under this Agreement); (2) any Material developed by LIFFE or any Affiliate of LIFFE for ICE Clear where that development has been paid for solely by ICE Clear (unless the Parties have agreed in writing to an alternative ownership of the Intellectual Property Rights); (3) any Improvements to ICE Clear Materials; (4) ICE Clear Data; and (5) the following Materials (and Improvements to the same): the ICE Clear Rules and procedures;

“ICE Clear Rules” means the rules and regulations of ICE Clear Europe, together with ICE Clear’s procedures, as interpreted in accordance with guidance and circulars issued by ICE Clear and as amended from time to time;

“ICE Clear Services” means the central counterparty clearing services provided by ICE Clear in respect of Eligible Trades as more fully set out in Part B of Schedule 1;

“Improvement” means, in the absence of a separate agreement signed by both Parties to the contrary (including, without limitation, through the Change Control Procedure), an improvement to or any derivative work of the LIFFE Materials or the ICE Clear Materials (as applicable);

“Indemnified Party” has the meaning given to it in Clause 25.17(e);

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Infringement” has the meaning given to it in Clause 25.18(a);

“Initial Margin” means any initial margin payable by any Clearing Member in respect of Cleared Contracts, as determined by ICE Clear in its sole discretion;

“Intellectual Property Rights” means all industrial and intellectual property rights including, without limitation, trade marks, service marks, trade names, logos, patents, inventions, registered and unregistered design rights, copyrights, database rights, and all other similar proprietary rights in any country including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

“Intended Commencement Date” means 1 July 2013;

“Intra-day Margin” means any intra-day margin payable by any Clearing Member in respect of its Cleared Contracts, as determined by ICE Clear in its sole discretion;

“IP Licensee” has the meaning given to it in Clause 25.18(b);

“IP Owner” has the meaning given to it in Clause 25.18(b);

“Joint Operations Committee” has the meaning given to it in Clause 4.7;

“LIBOR” means the daily London Interbank Offered Rate;

“LIFFE Background IPR” has the meaning given to it in Clause 25.1(b);

“LIFFE Data” means those data referred to in Clause 6.1;

“LIFFE Markets” means any market operated by LIFFE on the date of this Agreement regardless as to whether the market is an exchange, multilateral trading facility, alternative trading system, other platform or an over the counter market or to which LIFFE in the future provides services;

“LIFFE Materials” means, save as may be otherwise agreed between the Parties in writing, (1) any Material (a) provided or made available by or on behalf of LIFFE to ICE Clear under this Agreement, or (b) relating to the LIFFE Services, in each case to the extent that the Intellectual Property Rights in the same are owned by or licensed to LIFFE (or any of its Affiliates) (other than under this Agreement); (2) any Material developed by ICE Clear or any Affiliate of ICE Clear for LIFFE where that development has been paid for solely by LIFFE (or any of its Affiliates) (unless the Parties have agreed in writing to an alternative ownership of the Intellectual Property Rights); (3) any Improvements to LIFFE Materials; (4) LIFFE Data; and (5) the following Materials (and Improvements to the same): (i) UCP and (ii) the LIFFE Rules (and procedures);

“LIFFE Product” means any Existing LIFFE Product and any New LIFFE Product;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“LIFFE Rules” means the rules adopted by LIFFE in force from time to time and which govern the membership and operation of any LIFFE Market;

“LIFFE Services” means the financial intermediary services provided by LIFFE in respect of Eligible Trades as more fully set out in Part A of Schedule 1;

“LIFFE Software” means the software related to LIFFE’s UCP;

“Longstop Date” means the date referred to in Clause 3.1;

“Losses” means losses, claims, awards, damages, costs, charges, liabilities (including liabilities to taxation) and expenses (including fines, penalties and reasonable and documented legal and other professional fees and disbursements);

“Margin” means any or all of Initial Margin, Intra-day Margin, Variation Margin and any contingent margin such as tender delivery margin, as the context may require;

“Material” means any material in whatever form (including specifications, plans, methodologies, inventions, formulae, software, databases, reports, processes, product/trade names and logos, designs, documentation, information and know-how);

“New LIFFE Product” means any new or proposed product (or amendment to an Existing LIFFE Product), which has become (or is to become) available for trading on a LIFFE Market or is (or is to be capable of being) reported to LIFFE for registration in accordance with the LIFFE Rules;

“Parties” means the parties to this Agreement, and “Party” shall be construed as a reference to either of them as the context so demands;

“Project IP” means Intellectual Property Rights that on or from the Commencement Date for the term of this Agreement (including the Exit Phase) are created solely or predominantly in connection with the fulfillment by either or both Party or Parties, of its or their obligations under this Agreement, or in furtherance of the purposes of this Agreement and/or the arrangements contemplated hereby, provided, however, that Project IP shall not include ICE Clear Background IPR or LIFFE Background IPR;

“Recognised Clearing House” has the meaning given to it under the Act (and including any successor status introduced to replace such status for UK central counterparties (including without limitation under EMIR);

“Relationship Manager” has the meaning given to it in paragraph 1.1 of Schedule 5;

“Relevant Infringement” has the meaning given to it in Clause 25.18(c);

“Representative” has the meaning given to it in Clause 41.1;

“Required Capital Amount” has the meaning given to it in Clause 4.10;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Retail Price Index” means the General Index of Retail Prices (All Items) (or any identical index under a different title) officially published from time to time by the UK Office for National Statistics or any body upon which the duties in connection with such index may have devolved;

“Service Level Agreement” means the binding service level agreement to be entered into between LIFFE and ICE Clear with respect to the service levels to be attained by ICE Clear and LIFFE in the provision of the ICE Clear Services and LIFFE Services, as applicable, and other matters in connection therewith, which agreement once agreed may be added to this Agreement as an additional Schedule;

“Shared Resources” has the meaning given to it in paragraph 3.1(b)(i) of Schedule 5;

“Similar” means, in relation to a LIFFE Product, that such product is similar, in respect of its contract design, market segment and nature of underlying instrument, to an existing Eligible Product;

“Stamp Tax Legislation” means sections 116 and 117 of the Finance Act 1991 (or any relevant successor legislation);

“Stamp Tax Regulations” means the Stamp Duty and Stamp Duty Reserve Tax (Investment Exchanges and Clearing Houses) Regulations (No 9) 2009 (SI 2009/1828) (or any successor regulations);

“Successor Operator(s)” means, in relation to the ICE Clear Services, the entity or entities succeeding ICE Clear in the provision or operation of services replacing any one or more of the ICE Clear Services as part of the Exit Management Plan;

“Target Service Levels” mean those expected business as usual service levels which the Parties will use reasonable endeavours to achieve but which the failure to achieve shall not of itself constitute a breach of this Agreement except to the extent otherwise agreed;

“Tax” means any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, a Tax Authority;

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function;

“Termination Date” means the date of expiry of any notice of termination of this Agreement;

“Third Party Market” means any trading venue operated by a person other than LIFFE, ICE Inc. or Affiliates of LIFFE or ICE Inc., regardless as to whether the market is an exchange, multilateral trading facility, organised trading facility, alternative trading system or other trading platform;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Third Party Recipient” has the meaning given to it in Clause 24.2;

“Transfer” has the meaning given to it in paragraph 1.2 of Schedule 6;

“Transition and Migration Plan” means the plan outlined in Clause 9.2(a);

“TUPE Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006 as amended;

“UCP” means the universal clearing platform owned and used by LIFFE and/or its Affiliates, or any successor platform thereto;

“USD” means the lawful currency of the United States of America;

“Variation Margin” means any variation margin payable by any Clearing Member in respect of its Cleared Contracts; and

“VAT” means value added tax as provided for under the Value Added Tax Act 1994 (or any successor legislation), goods and services tax, consumption tax, or any tax of a similar nature levied upon the supply of goods or services;

1.2	In this Agreement (which term shall include any Schedule):

(a)	references to Clause headings are for ease of reference only and shall not affect the interpretation of this Agreement;

(b)	a reference to a Clause or Schedule, unless the context otherwise requires, is a reference to a Clause or a Schedule of this Agreement;

(c)	the singular includes the plural and vice versa, unless the context otherwise requires;

(d)	references to statutes, statutory instruments, regulations, rules, or provisions thereof are to those statutes, statutory instruments, regulations, rules, or provisions thereof, as amended, modified or replaced from time to time;

(e)	references to a “person” include any firm, company, corporation, body, association or partnership (whether or not having separate legal personality) or any combination of the foregoing including any successor entity or entities to such person;

(f)	references to the words “includes” and “including” shall be construed without limitation;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)	any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept is, in respect of any jurisdiction other than England, deemed to include the legal concept or term which most nearly approximates in that jurisdiction to the English legal term; and

(h)	all times given in this Agreement are London time;

(i)	references to “writing” or “written” include any non-transient means of representing or copying words legibly, including by facsimile or in an electronic form.

1.3	In the event of any inconsistency between the provisions of this Agreement and any provision of any Clearing Membership Agreement, the ICE Clear Rules or the LIFFE Rules, the provisions of this Agreement shall, as between ICE Clear and LIFFE, prevail.

2.	COMMENCEMENT

2.1	The Commencement Date shall be the date upon which the Parties shall agree that the ICE Clear Services are to commence with respect to Existing LIFFE Products which shall not be a date prior to the Intended Commencement Date unless the Parties otherwise agree.

2.2	In the event that the ICE Clear Services have not commenced ninety (90) days prior to the Longstop Date, either Party shall have the right to terminate this Agreement with immediate effect, save that if the reason for the lack of provision of ICE Clear Services at that time is delay caused by a factor within the substantial control of ICE Clear, or the absence of regulatory approvals and consents or the failure to on-board members and, in the latter case, both Parties have exercised reasonable endeavours to obtain such regulatory approvals and consents or on-board such members, then so long as such reason persists in preventing the commencement of provision of the ICE Clear Services, any termination by ICE Clear shall occur with effect from six months after the Longstop Date and Clauses 2.3 to 2.5 shall apply until that moment. The Parties acknowledge that if the ICE Clear Services have not commenced 90 days prior to the Longstop Date, without prejudice to LIFFE’s obligations to use reasonable endeavours under Clause 3.2, LIFFE may initiate discussions and negotiations with alternative providers of clearing services.

2.3

Each of the Parties will commence work preparing for the implementation of this Agreement and cooperate fully with the other Party immediately following the Effective Date with a view to the ICE Clear Services being provided from the Intended Commencement Date. If ICE Clear fails to provide the ICE Clear Services from the Intended Commencement Date, subject to Clause 2.2, from and including the Intended Commencement Date for a period of 180 days or the period until the

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Commencement Date, whichever is the earlier, ICE Clear shall pay to LIFFE in respect of that period to LIFFE:

(a)	for any delay that is less than 90 days from the Intended Commencement Date, [****] of the Delay Amount attributable to such period or part thereof; and

(b)	for any delay that is 90 days or longer from the Intended Commencement Date but is less than 180 days from the Commencement Date, [****] of the Delay Amount attributable to such period or part thereof, in each case, calculated and payable on a monthly basis in arrears.

2.4	In so far as the delay is 180 days or longer from the Intended Commencement Date but is less than 18 months from the Intended Commencement Date, ICE Clear shall pay for that period an amount equal to [****].

2.5	ICE Clear shall not be liable to pay any amounts as provided for in Clauses 2.3 or 2.4, from and including the date on which ICE Clear gives notice to LIFFE that it is operationally ready for the provision of ICE Clear Services or to the extent that any delay within the scope of Clauses 2.3 or 2.4 is the result of a factor related to LIFFE or the LIFFE Services or is otherwise outside the substantial control of ICE Clear, provided that if the delay is the result of the absence of regulatory approvals and consents or the failure to on-board members and both Parties have exercised reasonable endeavours to obtain such regulatory approvals and consents or on-board such members, ICE Clear shall, subject to Clause 2.2:

(a)	for the first 180 days of any such delay, pay [****] of the applicable amounts calculated in accordance with Clause 2.3 (but, for the avoidance of doubt, disregarding Clause 2.3(a) and (b)); and

(b)	for the 180 days thereafter, pay an amount which is [****] of [****],

in each case, such amounts to be calculated and payable on a monthly basis in arrears.

2.6	The Parties agree that if the [****] figure agreed as the basis for the amounts payable pursuant to Clause 2.3 does not accurately reflect the costs intended to be covered by such amount, such amount shall be subject to a single adjustment to align it with the actual amount of the Losses incurred by LIFFE as set out in Clause 2.3, provided that such adjustment shall not be greater than [****] above or below such amount as set out in this Agreement. Any such adjustment shall take place within two months of the date of the Commencement Date.

2.7

The Parties agree that the amounts payable by ICE Clear pursuant to this Clause 2 shall represent the entire compensation for all losses and liabilities suffered by LIFFE as a result of any delays provided for in this Clause 2, and LIFFE shall be precluded from seeking additional compensation in relation thereto, provided that in respect of

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any amounts payable pursuant to Clauses 2.4 or 2.5(b), LIFFE shall have the right, exercisable within 30 days of the commencement of the periods referred to in Clauses 2.4 or 2.5(b), to elect to receive the amounts referred to therein or waive such right in favour of an entitlement to seek additional compensation. Such additional compensation, where recoverable, shall be limited in respect of the types of loss and damage set out in Clause 21.1 to [****].

3.	CONDITIONS PRECEDENT

3.1

With the exception of Clauses 1 and 2, this Clause 3, and Clauses 4.3, 4.4, 4.5, 4.6, 7.3, 9, 12.3, 19.3, 20, 21, 22, 24 and 28 to 43 (which will become effective on the Effective Date), the remainder of this Agreement will take effect only upon the fulfilment of the Conditions to the reasonable satisfaction of the Party or Parties to whom the relevant Condition relates (or waiver by written agreement of the relevant Party or Parties of any such Condition(s) as have not been so fulfilled) by 31 March 2014 (or such later date as the Parties may agree in writing) (the “Longstop Date”) and such Conditions as have not been so waived continuing to be fulfilled on the Commencement Date.

3.2	Each Party shall use all reasonable endeavours to fulfil and maintain fulfilment of each of the Conditions to the extent within its control as soon as reasonably practicable and in any event before the Commencement Date.

3.3	The Conditions are as follows:

LIFFE

(a)	LIFFE having received all regulatory consents, approvals, exemptions and non-objections that it reasonably considers are required in order to enable it to perform its obligations in respect of the arrangements contemplated by this Agreement; and

(b)	LIFFE having confirmed that it has not received any lasting objection from the Euronext College of Regulators to the arrangements contemplated by this Agreement;

ICE Clear

(c)	ICE Clear having received all regulatory consents, approvals, exemptions and non-objections that it reasonably considers are required in order to enable it to perform its obligations in respect of the arrangements contemplated by this Agreement. These include but are not limited to:

(i)	FSA approval of the changes to ICE Clear’s Recognised Clearing House business plan that are required to enable ICE Clear to carry out is obligations under this Agreement and to ensure its continued compliance with requirements applicable to Recognised Clearing Houses and any associated pre-service commencement conditions imposed by FSA; and

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(ii)	FSA approval of the expansion and composition of the ICE Clear Board; and

(d)	ICE Clear having obtained or confirmed, via an approach to HM Revenue & Customs, all necessary amendments to the Stamp Tax Regulations or other relevant regulations pursuant to the Stamp Tax Legislation in a form satisfactory to it (acting reasonably) sufficient to provide exemptions from stamp duty and stamp duty reserve tax in respect of transfers or issues of, or agreements to transfer or to issue, traded securities (as defined in the Stamp Tax Regulations) or other relevant securities to ICE Clear, or its nominee, in its capacity as provider of the ICE Clear Services;

Each Party

(e)	the conditions precedent set out in any termination agreement with LCH having been fulfilled or waived (but for the requirement to fulfil or waive the Conditions); and

(f)	each Party, acting reasonably in light of prudential and/or risk considerations, being satisfied that the Parties’ (i) material systems, processes and procedures are complete and operationally ready, and (ii) that the form of all necessary and material rules, regulations and procedures has been agreed, in each case as reasonably necessary to enable the provision of the ICE Clear Services and LIFFE Services to commence.

3.4	Unless otherwise agreed by the Parties in writing, if any of the Conditions are not satisfied or are not completed (and in each case, if waivable, are not waived by written agreement of the relevant Party or Parties) by the Longstop Date, either Party shall have the right to terminate this Agreement with immediate effect by written notice on or after the Longstop Date.

4.	PROVISION OF ICE CLEAR SERVICES AND LIFFE SERVICES

4.1	LIFFE shall appoint ICE Clear, on the terms and subject to the conditions of this Agreement, to provide the ICE Clear Services. ICE Clear hereby accepts such appointment and undertakes to provide the ICE Clear Services from the Commencement Date (subject to the Conditions being fulfilled or, in each case, if waivable, are waived by written agreement of the relevant Party or Parties) in compliance with the ICE Clear Rules, the Service Level Agreement, all Applicable Laws and Good Industry Practice.

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4.2	ICE Clear hereby appoints LIFFE, on the terms and subject to the conditions of this Agreement, to provide the LIFFE Services. LIFFE hereby accepts such appointment and undertakes to provide the LIFFE Services from the Commencement Date (subject to the Conditions being fulfilled or, in each case, if waivable, are waived by written agreement of the relevant Party or Parties) in compliance with the LIFFE Rules, the Service Level Agreement, all Applicable Laws and Good Industry Practice.

4.3	The Parties agree to negotiate (using the procedure described in Clause 4.4) and use all reasonable endeavours to agree a Service Level Agreement setting out service levels in accordance with which ICE Clear must provide the ICE Clear Services and LIFFE must provide the LIFFE Services.

4.4	A meeting shall be arranged as soon as is practicable and at the latest within twenty-one (21) days of the Effective Date of this Agreement, at which meeting duly authorised representatives of the Parties shall attend and seek to agree the Service Level Agreement which shall include, inter alia, the process and timetable for defining and agreeing the details of the ICE Clear Services, the LIFFE Services, Critical Service Levels and Target Service Levels and provisions relating to remedies for failure to meet service levels. The timetable shall provide for completion of the process as soon as practicable and in any event no later than ninety (90) days after the Effective Date, except as the Parties may otherwise agree. For the avoidance of doubt, the Change Control Procedure shall not apply to this process. If the Parties are unable to reach agreement within the stated period, the agreed service levels with respect to the ICE Clear Services shall be deemed to be the higher of either the relevant service levels agreed between LIFFE and LCH or the service levels provided by ICE Clear to its Affiliates, and the agreed service levels with respect to the LIFFE Services shall be no less than the relevant service levels agreed between LIFFE and LCH. As part of their agreement on Critical Service Levels the Parties will agree the remedies (including financial penalties) under this Agreement for breach of the Critical Services Levels.

4.5	ICE Clear agrees to notify LIFFE immediately upon becoming aware of its own inability (or significant likelihood of such inability) to perform one or more ICE Clear Services.

4.6	LIFFE agrees to notify ICE Clear immediately upon becoming aware of its own inability (or significant likelihood of such inability) to perform one or more LIFFE Services.

4.7	There shall be a joint operations committee (the “Joint Operations Committee”) which shall supervise the management and provision of the ICE Clear Services and the LIFFE Services. The remit of the Joint Operations Committee shall be limited to, and shall in no circumstances extend beyond, matters relating to the ICE Clear Services and the LIFFE Services and, for the avoidance of doubt, the Joint Operations Committee shall not be entitled to take a decision that is binding on ICE Clear and which would, in the reasonable opinion of ICE Clear:

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(a)	adversely affect ICE Clear notwithstanding the relevance of any such matter to the ICE Clear Services or the LIFFE Services; or

(b)	result in ICE Clear being in breach of Applicable Laws,

and, in either case, such opinion is supported by reasonable evidence. ICE Clear shall at LIFFE’s reasonable request, provide such evidence to LIFFE in writing. The Joint Operations Committee shall operate in a manner that affords all members of the Joint Operations Committee a reasonable opportunity to participate fully in the discussions of the Joint Operations Committee and shall take into consideration the impact of any decisions on both Parties and other stakeholders. Any decision taken by the Joint Operations Committee shall be made by a simple majority vote and, subject to this Clause 4.7 and Clause 4.8, shall be binding on both Parties. Provisions governing the organisation and conduct of the Joint Operations Committee are set out in Schedule 5.

4.8	The Parties agree and acknowledge that, notwithstanding any other provision of this Agreement or any decision made by the Joint Operations Committee, issues relating to imprudent or unacceptable risk management, compliance with Applicable Laws, the Parties’ respective regulatory status and the legal and regulatory regime under which each respective Party operates are matters that are properly considered by each respective Party’s board of directors for resolution. Where either Party seeks to override the binding nature of decisions of the Joint Operations Committee it shall inform the other Party and the Joint Operations Committee in writing of its reasons for override and provide the justified reasoning for its decision (including supporting legal advice where reasonably appropriate given the subject matter) without undue delay.

4.9	The Parties acknowledge and agree that ICE Clear shall accept Eligible Trades for clearing and enter into Cleared Contracts only in accordance with the ICE Clear Rules.

4.10	The Parties recognise that the provision of the ICE Clear Services will result in ICE Clear having to maintain additional capital as a result of additional operational expenditure arising from this Agreement, additional guaranty fund contributions and other additional risks deriving from the provision of the ICE Clear Services. The Parties shall determine in good faith the appropriate additional capital required to comply with Good Industry Practice and Applicable Laws. The portion of required additional capital attributable to LIFFE Products and additional capital costs required to support New LIFFE Products (together, the “Required Capital Amount”) will be determined by recommendation of the Joint Operations Committee and subject to agreement by the ICE Clear Board. ICE Clear will source the Required Capital Amount and LIFFE will compensate ICE Clear for costs incurred by ICE Clear as set out in the definition of “Clearing Cost Base”.

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5.	NEW LIFFE PRODUCTS AND NEW ICE CLEAR PRODUCTS

5.1	From the Commencement Date and subject to Clause 5.3, LIFFE may from time to time request that the ICE Clear Services should be extended to a New LIFFE Product and ICE Clear shall accept such request, subject to regulatory review and the approval of ICE Clear’s Risk Committee. The Change Control Procedure shall apply to any such request. Where such New LIFFE Product is Similar to an existing Eligible Product the change to the ICE Clear Services to introduce it shall constitute a De Minimis Change pursuant to the Change Control Procedure. Where such New LIFFE Product is not Similar to an existing Eligible Product it shall not constitute a De Minimis Change for the purposes of the Change Control Procedure.

5.2	In the event ICE Clear, (acting alone, as part of a joint venture or other similar arrangements with a third party or third parties, or on arm’s length terms as a third party service provider) or any of ICE Clear’s Affiliates intends to offer trading or clearing services for [****] (a “New ICE Clear Product”), ICE Clear and LIFFE shall engage in good faith discussions regarding possible additional or alternative services that may be provided between LIFFE and ICE Clear with respect to such New ICE Clear Product, as well as fee arrangements and possible margin efficiency opportunities between LIFFE Products and such New ICE Clear Product. Any discussions between the Parties under this Clause 5.2 shall not be subject to the Change Control Procedure.

5.3	In the event LIFFE (acting alone or as part of a joint venture or other similar arrangements with a third party or third parties, or on arm’s length terms with a third party service provider) or any of LIFFE’s Affiliates intends to launch a New LIFFE Product [****] in respect of which LIFFE wishes ICE Clear to provide clearing services, LIFFE and ICE Clear shall engage in good faith discussions regarding possible additional or alternative services that may be provided between LIFFE and ICE Clear with respect to such New LIFFE Product, as well as fee arrangements and possible margin efficiency opportunities between such New LIFFE Product and ICE Clear products. Any discussions between the Parties under this Clause 5.3 shall not be subject to the Change Control Procedure.

5.4	Where a Change pursuant to Clause 5.1 is to be implemented, ICE Clear shall use reasonable endeavours to support the enhanced or new product features and characteristics of Existing LIFFE Products and New LIFFE Products subject to the Change, provided, however, that if the New LIFFE Products or new/enhanced features and characteristics of Existing LIFFE Products are not Similar to an existing Eligible Product, prior to the implementation of the Change, ICE Clear shall estimate the incremental costs to provide such extended ICE Clear Services (including the cost of hiring or making available appropriate and qualified ICE Clear personnel) and to perform all work requested or required to implement such Change within the proposed timetable for the Change. Any such incremental costs and any additional resources shall be subject to approval by the Joint Operations Committee before work is required.

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5.5	To the extent that the clearing by ICE Clear of any New LIFFE Product requires ICE Clear to obtain a licence from a third party in order to clear such product, ICE Clear shall exercise reasonable endeavours to obtain such a licence and LIFFE shall co-operate with ICE Clear to obtain such licence. For the avoidance of doubt any costs incurred by ICE Clear pursuant to this Clause 5.5 shall be included in the Clearing Cost Base for the relevant accounting period.

6.	LIFFE DATA AND ICE CLEAR DATA

6.1	Notwithstanding any other express or implied provision in this Agreement, LIFFE shall retain any and all rights (including Intellectual Property Rights and rights in Confidential Information) in the LIFFE Markets’ trade, position and other data related to the LIFFE Services (including data generated by or derived from the UCP, and equivalent relevant data to those supplied to ICE Clear at the date of this Agreement and on the Commencement Date, to enable ICE to carry out the ICE Clear Services) and any data and any database derived therefrom (the “LIFFE Data”). As part of the provision of LIFFE Services, LIFFE shall provide ICE Clear with a non-exclusive royalty-free and non-transferable licence for the use of such LIFFE Data (including, for the avoidance of doubt, any data and any database derived therefrom), solely in connection with the provision of ICE Clear Services, such licence to be valid until the end of the Exit Phase. For the avoidance of doubt, LIFFE Data shall be deemed to be LIFFE Confidential Information. ICE Clear may only grant a sub-licence of such licence to an Affiliate for the purpose of fulfilling certain of its obligations under this Agreement, where such sub-licence is itself non-transferable and non-sub-licensable.

6.2	Upon the end of the Exit Phase, LIFFE shall provide ICE Clear with a non-exclusive royalty-free, non-transferable, non-sub-licensable and limited discretion licence for the retention and use of LIFFE Data (including for the avoidance of doubt, any data and any database derived therefrom) received by ICE Clear up to the termination of this Agreement including any Exit Phase, for the limited purposes of:

(a)	litigation and dispute resolution;

(b)	conducting stress and back testing; and

(c)	complying with Applicable Laws including, but not limited to record retention requirements.

6.3

Notwithstanding any other express or implied provision in this Agreement, ICE Clear shall retain any and all rights (including Intellectual Property Rights and rights in Confidential Information) in the Cleared Contracts’ and any other related data and any data and any database derived therefrom (the “ICE Clear Data”). ICE Clear shall provide LIFFE with a non-exclusive royalty-free and non-sub licensable licence for

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the use of such ICE Clear Data (including, for the avoidance of doubt, any data and any database derived therefrom), solely in connection with the performance by LIFFE under or in connection with this Agreement, such licence to be valid until the end of the Exit Phase. For the avoidance of doubt, ICE Clear Data shall be deemed to be ICE Clear Confidential Information.

6.4	Upon the end of the Exit Phase, ICE Clear shall provide LIFFE with a non-exclusive royalty-free, non-sub-licensable and limited discretion licence for the retention and use of ICE Clear Data received by LIFFE up to the termination of this Agreement including any Exit Phase, for the limited purposes of:

(a)	litigation and dispute resolution;

(b)	conducting stress and back testing

(c)	developing risk methodologies and testing; and

(d)	complying with Applicable Laws including, but not limited to record retention requirements.

6.5	The licences to be granted under Clauses 6.3 and 6.4 are not transferable other than to any purchaser of the whole or a substantial part of the business operated by LIFFE.

6.6	LIFFE undertakes that, in relation to Eligible Trades, orders entered by trading members of LIFFE will not be matched unless each order has been authenticated by LIFFE as having been validly entered by a trading member in accordance with the LIFFE Rules.

6.7	ICE Clear is entitled to assume that each Eligible Trade which is notified to it by LIFFE pursuant to Clause 6.6 arises from orders which have been authenticated by LIFFE in accordance with Clause 6.6. ICE Clear undertakes that it will only provide the ICE Clear Services in respect of Eligible Trades that are notified to ICE Clear by LIFFE in compliance with Clause 6.6. LIFFE shall notify ICE Clear immediately if it becomes aware that an order has been matched in breach of the LIFFE Rules.

6.8	ICE Clear undertakes to notify LIFFE in accordance with the Service Level Agreement if it rejects any Eligible Trade for clearing.

6.9	If there is a malfunction, breakdown or other failure in the electronic communication link between ICE Clear and LIFFE and, as a result of that malfunction, breakdown or other failure, ICE Clear cannot receive notification of any Eligible Trades under Clause 6.6, the Parties undertake to notify each other immediately upon becoming aware of such malfunction, breakdown or failure in accordance with the Service Level Agreement.

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6.10	The Parties agree and acknowledge that the proper functioning of any infrastructure used by LIFFE to provide data under Clause 6.6 is the responsibility of LIFFE.

6.11	LIFFE shall provide to ICE Clear, free of any charge, a full, complete and accurate account (in such form and with such content as shall be agreed from time to time by the Parties) of the particulars of all Eligible Trades. The Parties agree that ICE Clear may rely on such particulars notwithstanding that any such particulars may be incorrect, inconsistent, inaccurate, incomplete, fraudulent or corrupted.

7.	SERVICE PROVISION

7.1	Service review

(a)	The Parties agree to conduct periodic reviews of the provision of the ICE Clear Services and LIFFE Services in order to ensure that ICE Clear and LIFFE continue to comply with their respective obligations as a clearing house and recognised investment exchange, under the Act, the FSA Rules and all Applicable Laws, as applicable. These reviews shall be on the basis of applicable service levels and such other targets as may be agreed between the Parties from time to time in the Service Level Agreement or otherwise.

(b)	Following any such review, any Party may request changes in any of the ICE Clear Services, or LIFFE Services in order to reflect the changed business requirements of any Party and/or advancements in technology. All such requests shall be dealt with in accordance with the Change Control Procedure.

7.2	Regulatory overview of ICE Clear Services and LIFFE Services

(a)	Each of the Parties acknowledges that the other is subject to recognition and/or regulation and agrees that, notwithstanding any provision to the contrary contained in this Agreement, upon request by the other Party, it will use its reasonable endeavours to take any action or refrain from taking any action in each case as required by any relevant and competent regulatory authority (provided, in each case, that the Parties will work together to minimise the impact of any such requirements), in order to comply with its obligations as an investment exchange or a regulated market or, as the case may be, a clearing house, provided that, where this will have a material cost, it will be dealt with through the Change Control Procedure.

(b)	Each Party shall respond promptly and in good faith to any good faith requests from any relevant and competent regulatory authority which relate to the relationship between the Parties and other market users. Each Party shall consult with the other with respect to their obligations under this Clause 7.2(b) to the extent permitted by Applicable Laws.

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(c)	Each of the Parties acknowledges that the other may be subject from time to time to disputes with and complaints against it by members of ICE Clear or LIFFE and agrees that upon request by the other Party it will use its reasonable endeavours to furnish relevant information that that Party holds pursuant to the provision of services by either Party under this Agreement and take any action or refrain from taking any action which is reasonably required to assist with any dispute with or complaint by a market participant (provided, in each case, that the Parties will work together to minimise the impact of any such requirements), provided that, where this will have a material cost in the opinion of the Party incurring such costs, it will be dealt with through the Change Control Procedure.

7.3	EMIR Authorisation

(a)	If and to the extent that ICE Clear’s application for authorisation under EMIR includes a description of the ICE Clear Services, ICE Clear shall, prior to submitting that application to the FSA, to ESMA or to any other regulatory authority:

(i)	provide LIFFE with a reasonable opportunity to review the description of the ICE Clear Services and any matters directly related to the ICE Clear Services in that application. That opportunity shall include allowing LIFFE a period of at least 10 Business Days to review that description; and

(ii)	reflect in the application any reasonable comments that LIFFE makes on that description.

(b)	Where ICE Clear’s application for authorisation under EMIR does not include a description of the ICE Clear Services, ICE Clear shall give reasonable advance notice to LIFFE of the same and advise LIFFE as to when such a description may be provided in the context of ICE Clear’s authorisation under EMIR.

7.4	Business Continuity and Information Security

Each of LIFFE and ICE Clear shall ensure that their business continuity and disaster recovery arrangements include those requirements set out in Schedule 3.

7.5	Governance and Relationship Management

(a)	LIFFE shall be entitled to:

(i)	nominate one individual (the “LIFFE Director”) for appointment by ICE Clear’s board of directors (the “ICE Clear Board”), upon prior reasonable notice to ICE Clear;

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(ii)	nominate the LIFFE Director or any other individual for appointment to the ICE Clear Board’s Risk Committee and to any risk committees below the ICE Clear Board level to the extent permissible under Applicable Laws; and

(iii)	nominate an additional individual to attend and observe meetings of each of the ICE Clear Board and Risk Committee, to the extent that this would be permissible or desirable under any regulatory requirement affecting ICE Clear (the “Observer”), provided that ICE Clear’s consent to the individuals shall be required which shall not be unreasonably withheld.

(b)	A meeting of the ICE Clear Board and/or Risk Committee shall not be quorate without the attendance of the LIFFE Director or any authorised delegate if any matter to be discussed impacts LIFFE or the provision of the ICE Clear Services, provided that a meeting will be quorate notwithstanding the absence of the LIFFE Director where:

(i)	the presence of the LIFFE Director is precluded by Applicable Laws or because of a conflict of interest;

(ii)	such meeting of the ICE Clear Board and/or Risk Committee is the second scheduled meeting for the discussion of such matter where the first scheduled meeting was adjourned due to being inquorate due to the absence of a LIFFE Director, provided that not less than two (2) Business Days’ notice to the ICE Clear Board of the reconvening of such adjourned meeting is provided; or

(iii)	such meeting is necessary in the event of a market emergency, including any default management or matter relating to risk affecting ICE Clear.

(c)	The Observer shall:

(i)	owe a duty of confidentiality to ICE Clear which is equivalent to that of a director of ICE Clear; and

(ii)	be precluded from attending a meeting of the ICE Clear Board, notwithstanding that a matter to be discussed at such meeting impacts LIFFE or the provision of the ICE Clear Services, where there is a conflict of interest which, were he a director, would preclude his attendance under Applicable Laws, or where strategic matters affecting ICE Clear or LIFFE are discussed.

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(d)	Clauses 7.5(a) and (b) shall not be enforceable as between LIFFE and ICE Clear until such time as the articles of association of ICE Clear (and the terms of reference of the Risk Committee) reflect the applicable provisions of Clauses 7.5(a) and (b). Subject to Applicable Laws and the ICE Clear Rules, ICE Clear shall, upon reasonable notice from LIFFE prior to the Commencement Date, procure the amendment of its articles of association and the terms of reference of the Risk Committee to reflect the provisions of Clauses 7.5(a) and (b).

7.6	Exit Management

Each of LIFFE and ICE Clear shall comply with those terms set out in Schedule 6 during any Exit Phase.

7.7	Suspension of Service Provision

(a)	The provision of the ICE Clear Services or LIFFE Services or of any part of the ICE Clear Services or LIFFE Services may be suspended where the Parties agree in writing that such action is appropriate.

(b)	In addition to Clause 7.7(a), either ICE Clear or LIFFE may suspend the provision of the ICE Clear Services or LIFFE Services or any part of the ICE Clear Services or LIFFE Services immediately:

(i)	in the circumstances described in Clause 22; or

(ii)	to the extent that such action is required in order to comply with any requirements to which it is subject under Applicable Laws or with any order or direction given by, or a requirement of, a relevant and competent regulatory authority or pursuant to the rules of any such regulatory authority.

(c)	Each Party shall use all reasonable endeavours, prior to exercising any right under Clause 7.7(b), to notify the other Party as soon as it is aware of any circumstances which may, or are likely to, result in a decision by it to suspend the provision of the ICE Clear Services or LIFFE Services in whole or in part, the ICE Clear Services or LIFFE Services that would be affected by such action and the reasons therefor, and (where possible) specify the time at which such action is anticipated to be taken. In respect of the circumstance referred to in Clause 7.7(b)(ii), if ICE Clear or LIFFE is ordered or directed to suspend all or any part of, or all of, the ICE Clear Services or LIFFE Services, as applicable, with effect from a particular time, ICE Clear shall notify LIFFE of that time and the affected services will be suspended at such time. Subject to the foregoing sentence and wherever practicable, ICE Clear shall seek to agree with LIFFE and co-ordinate the time at which such action will be taken and the ICE Clear Services which will be affected but without prejudice to its rights under Clause 7.7(b)(ii).

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(d)	Where ICE Clear exercises a right under Clause 7.7(b) or the Parties agree pursuant to Clause 7.7(a) that the suspension of the ICE Clear Services (or any part thereof) is appropriate,

(i)	LIFFE shall take such action as is necessary or appropriate to prevent the execution of any further LIFFE Eligible Trades of a type or by a party which would be affected by the suspension of ICE Clear Services; and

(ii)	the Parties shall work together and ICE Clear shall use all reasonable endeavours to enable the affected ICE Clear Services to be recommenced as soon as possible, including (where applicable) implementing mitigating interim arrangements to the extent possible, and the input or restoration of data referring to and other actions taken or events occurring during the period of suspension.

(e)	Where ICE Clear exercises a right under Clause 7.7(b) or the Parties agree pursuant to Clause 7.7(a) that the suspension of the ICE Clear Services (or any part thereof) is appropriate, and should the relevant ICE Clear Services not have recommenced within three weeks, LIFFE may make reasonable provisions to receive alternative clearing services (which will not be deemed to be in breach of this Agreement) and during such time ICE Clear shall, as far as is reasonable in the circumstances, assist LIFFE to achieve this, and where the ICE Clear Services remain suspended pursuant to Clause 7.7(b) for more than six (6) months LIFFE shall have the right to terminate the Agreement pursuant to Clause 8.1(c).

(f)	For the avoidance of doubt, unless the Parties otherwise agree, Clause 12 shall continue to apply during any suspension of ICE Clear Services or LIFFE Services pursuant to this Clause 7.7, provided that the Parties shall engage in good faith discussions to agree an amendment to the Principal Clearing Cost applicable to any period of suspended ICE Clear Services.

7.8	Invisible Changes

For the avoidance of doubt, ICE Clear shall be entitled to make any change to any aspect of the method or means by which the ICE Clear Services are provided, and subject to any express provision in this Agreement to the contrary, without obtaining the consent of LIFFE, to the extent that any such change has no material effect on LIFFE’s receipt of the ICE Clear Services, does not prejudice LIFFE’s position under any Applicable Laws and that such change does not affect the cost to LIFFE of the provision of the ICE Clear Services. The Change Control Procedure shall not apply to any such “invisible” changes.

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8.	TERM AND TERMINATION

8.1	A Party may terminate this Agreement with immediate effect by serving written notice on the other Party upon the occurrence of any one of the following events (each of the events referred to in Clauses 8.1(a) and 8.1(b) constituting an “Event of Default”):

(a)	the other Party commits a material breach of the terms of this Agreement which, if capable of remedy, remains unremedied for thirty (30) days following the receipt of a written notice specifying such material breach;

(b)	the other Party becomes insolvent, ceases trading, enters into liquidation, whether compulsory or voluntary, other than for the purposes of a solvent amalgamation or reconstruction, or makes an arrangement with its creditors or petitions for an administration order or if a trustee, administrator or administrative receiver or other insolvency official is appointed over all or any part of its assets or if it generally becomes unable to pay its debts; or

(c)	pursuant to the exercise of its right under Clauses 2.2, 7.7(e), 25.17(b) or 25.17(d).

8.2	Where NYSE Euronext has exercised its right of termination pursuant to Sections 6.2(c) or (d), or Sections 6.3(a), (b) or (c) of the agreement dated on or about the date of this agreement between it and ICE Inc., LIFFE shall be entitled to terminate this Agreement (i) with immediate effect up to the Commencement Date; and (ii) upon six (6) months’ notice after the Commencement Date.

8.3	Without prejudice to Clause 8.2, LIFFE shall be entitled to terminate this Agreement upon not less than six (6) months’ written notice to ICE Clear, provided that this right shall not be exercisable until six (6) months after the Commencement Date and ICE Clear shall be entitled to terminate this Agreement upon not less than three (3) years’ written notice to LIFFE provided that this right shall not be exercisable within two years after the Commencement Date.

8.4	In the event that this Agreement is terminated for any of the reasons set out in Clauses 8.1 to 8.3 above, the relevant provisions of Schedule 6 shall apply as regards the circumstances contemplated therein.

8.5	Termination of this Agreement shall not release any of the Parties from any liability which at the time of termination has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Party which is expressly stated elsewhere in this Agreement to survive such termination. In addition, the provisions of this Clause 8.5 and Clauses 1, 2.7, 6.2, 6.4, 8.4, 15, 16, 21, 23, 24, 25.9, 26, 41 and 43 and Schedule 6 are agreed to survive termination of this Agreement.

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9.	TRANSITIONAL ARRANGEMENTS

9.1	Prior to the Commencement Date, each Party shall:

(a)	adopt rules, regulations and procedures relating to the clearing and settlement of Eligible Products in accordance with the provisions of this Agreement; and

(b)	execute such agreements and any other documents which that Party will require Clearing Members to complete in order to benefit from the ICE Clear Services from the Commencement Date.

9.2	Prior to the Commencement Date, LIFFE and ICE Clear will:

(a)	agree and implement a detailed plan with LCH and use all reasonable efforts to effect the transfer of all open interest between LIFFE and its clearing members or LCH and its clearing members, as applicable, in each case corresponding to the Eligible Trades, to become Cleared Contracts with ICE Clear at the latest on the Commencement Date (the “Transition and Migration Plan”);

(b)	consult and cooperate with each other regarding the relevant sections of the LIFFE Rules and the ICE Clear Rules in order to align the ICE Clear Rules as far as reasonably practicable and lawful to the rules of LIFFE and LCH relevant to the provision of the ICE Clear Services and the LIFFE Services in order to give effect to the terms of this Agreement and minimise any disruption to Clearing Members or trading members of LIFFE, provided that the Parties acknowledge that in relation to services provided by ICE Clear to Clearing Members, the provision of those services, and the relationship between ICE Clear and Clearing Members will be governed solely by, and be subject to, the ICE Clear Rules. Notwithstanding Clause 17.3, to the extent that there is any conflict or inconsistency between the ICE Clear Rules and the LIFFE Rules relating to the clearing of Cleared Contracts and any action taken by ICE Clear in respect of Clearing Members (including pursuant to the Default Rules) the ICE Clear Rules shall prevail. LIFFE shall make such amendments to the LIFFE Rules as are necessary or appropriate to ensure consistency with the ICE Clear Rules in respect of the clearing by ICE Clear of Cleared Contracts.

(c)	cooperate with each other and use (and shall cause their Affiliates to use) their respective reasonable endeavours to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their respective parts under this Agreement and Applicable Laws, to obtain all regulatory approvals necessary or advisable to the provision by LIFFE of the LIFFE Services and the provision by ICE Clear of the ICE Clear Services (including, without limitation, those set out in Clause 3), it being understood that, subject to their respective compliance with Applicable Laws, neither ICE Clear or LIFFE shall take any action that could prevent any such regulatory approvals being obtained, except as otherwise permitted under this Agreement;

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(d)	consult with each other regarding any information or other steps required to satisfy any relevant and competent regulatory authority as to the arrangements established pursuant to this Agreement and keep each other apprised of the status of matters relating to the status of matters with respect to transitional arrangements, including each Party promptly furnishing to the other Party copies of notices or other communications received or provided by ICE Clear or LIFFE, as the case may be, or any of their respective Affiliates, from or to any regulatory authority;

(e)	work together to achieve a smooth introduction of the ICE Clear Services at the Commencement Date, including expediting necessary process and system changes and ensuring necessary resources (including appropriately qualified staff) are in place;

(f)	provide each other with access, as applicable, to necessary resources, data and other information relevant to the LIFFE Services and ICE Clear Services solely to the extent necessary to allow ICE Clear and LIFFE to perform adequate testing of the LIFFE Services and ICE Clear Services prior to the Commencement Date;

(g)	use their reasonable endeavours to develop systems and adopt practices as necessary to support the product features and characteristics of Eligible Products as at the date of this Agreement.

(h)	provide Clearing Members with the salient details of the Transition and Migration Plan; and

(i)	use their reasonable endeavours to assist and encourage all Clearing Members in executing such documentation as may be necessary in connection with the provision of the ICE Clear Services under this Agreement.

10.	MEMBERSHIP MATTERS

10.1	If any Party becomes aware of any dispute relating to any Cleared Contract or if any complaint is made to it regarding any such Cleared Contract it shall promptly notify the other Party providing full particulars of the dispute or complaint in question, provided that the obligation on LIFFE in this Clause 10.1 shall only apply to the extent that it is or could be material to the provision by ICE Clear of the ICE Clear Services.

10.2	Subject to Applicable Laws, and where practicable to do so, the Parties shall generally endeavour to inform each other of any act or omission by a Clearing Member of which it becomes aware and which is reasonably likely to give rise to a legitimate concern on the part of the other Party.

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11.	SETTLEMENT OF CLEARED CONTRACTS

11.1	Each Party shall ensure that the settlement arrangements it makes in relation to Eligible Products and the rules applied by LIFFE and ICE Clear in relation thereto shall be consistent with the terms of the Contract Specification for such Eligible Product and related provisions set out in the LIFFE Rules.

11.2	ICE Clear shall expand its infrastructure and arrangements with custodians, asset service providers and settlement agents as required to support settlement pursuant to the requirements of the relevant Eligible Products.

12.	PAYMENTS

12.1	In consideration for LIFFE introducing the parties to Eligible Trades to ICE Clear in order that ICE Clear may enter into transactions with each of them in its role as central counterparty clearer in accordance with the terms of this Agreement and providing the LIFFE Services by way of support thereto, ICE Clear agrees to pay to LIFFE a Fee Amount with respect to relevant Eligible Trades.

12.2	The Fee Amount shall be paid in GBP in monthly arrears following the month in which the relevant Eligible Trades arise based on a reasonable good faith estimate of the Fee Amount, and shall be adjusted in such manner as may reasonably be required following the end of the relevant accounting period. For the avoidance of doubt the Fee Amount may not be a negative amount but may be reduced to zero.

12.3	LIFFE and ICE Clear hereby agree that overdue interest shall be payable on all amounts payable pursuant to this Clause 12 which are not paid by the end of the calendar month following the month in which the amount fell due for payment at a rate of two per cent/ (2%) above LIBOR.

12.4	Except as expressly provided for otherwise in this Agreement or the Service Level Agreement, no other amounts will be due by ICE Clear to LIFFE or from LIFFE to ICE Clear with respect to the ICE Clear Services or the LIFFE Services.

12.5	The Parties agree that any clearing fees or Exchange Fees with respect to the trading and clearing of Eligible Trades shall be equal to and the same as the fees charged for the trading and clearing of such Eligible Trades immediately before the Commencement Date. Any increase or decrease of such fees shall be subject to the approval of the Joint Operations Committee.

12.6

The Parties agree that if the initial sum of [****] does not accurately reflect the costs intended to be covered in the Principal Clearing Cost, the Principal Clearing Cost shall be subject to a single adjustment to align it with the actual amount of the costs

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incurred or to be incurred which are intended to be covered in the Principal Clearing Cost, provided that such adjustment shall not be greater than twenty per cent. (20%) above or below the Principal Clearing Cost as set out in this Agreement. Any such adjustment shall take place within six months of the date of this Agreement.

12.7	In the event of a Change of Control, this Agreement shall be amended in accordance with Schedule 7.

12.8	In the event LIFFE seeks to terminate this Agreement pursuant to Clauses 8.3 or 8.4, and within six (6) months of issuing a notice of termination pursuance to Clauses 8.3 or 8.4, there has been a Change of Control or a public announcement of an intended Change of Control, each a “Change of Control Trigger”, then from the date of the earliest applicable Change of Control Trigger, this Agreement shall have been deemed to have been amended in accordance with Schedule 7 and any previous notice of termination issued by LIFFE shall be deemed to be ineffective and void.

12.9	Where this Agreement is retrospectively amended in accordance with Clause 12.8 and, as a result, ICE Clear has overpaid LIFFE in respect of the LIFFE Services, ICE Clear shall be reimbursed for any overpayment within thirty (30) days, and if such amount remains unpaid after thirty (30) days, ICE Clear shall be entitled to charge interest at LIBOR plus two per cent. (2%) on such amounts still outstanding until the date when they are paid. The Parties confirm that this sum represents a genuine pre-estimate of ICE Clear’s Losses in such circumstances.

13.	SCOPE OF ICE CLEAR SERVICES AND EXCLUSIVITY ARRANGEMENTS

13.1	Once ICE Clear commences provision of ICE Clear Services in respect of an Eligible Product, ICE Clear shall be the exclusive provider of clearing services to LIFFE in respect of such Eligible Product save as provided for in the Exit Management Plan.

[****]

13.5	For the avoidance of doubt and without relieving ICE Clear of its obligations hereunder, the Parties agree that it is not the intention of this Agreement to prevent or restrict ICE Clear from providing clearing services in relation to any Third Party Market.

14.	CHANGE CONTROL

14.1	Except as expressly provided or agreed otherwise, where either Party wishes to make a Change to this Agreement and/or any of the Schedules to this Agreement, that Party shall request the support of the other in accordance with the Change Control Procedure.

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14.2	This Clause 14 shall not apply to the request by either Party to the other to modify its performance hereunder to ensure compliance with the requirements of this Agreement except to the extent that such a request constitutes a Regulatory Change (as defined in Schedule 4). No Party shall be deemed to be in breach of this Agreement to the extent that it is reasonably restricted from complying with Applicable Laws by this Agreement and has submitted a Regulatory Change which addresses this issue.

15.	NON-SOLICITATION

15.1	Subject to Clauses 15.2 and 15.3, neither Party will, during the term of this Agreement (including any Exit Phase) and for a period of 12 months after the expiry or termination of this Agreement (including any Exit Phase), solicit in any way the services of, offer to employ or actually employ, any employee or former employee of the other Party or any of its Affiliates, unless it first obtains written consent of the other Party.

15.2	Clause 15.1 does not prevent either Party from soliciting the services of, or offering to employ or actually employing any person who, without any separate solicitation by that Party, responds to a genuine advertisement by that Party which is made generally available and not directed at employees of the other Party.

15.3	Clause 15.1 does not prevent LIFFE from, following expiry or termination of this Agreement, soliciting the services of, or offering to employ or actually employing any of the Exclusively Dedicated Resources (as described in Schedule 5).

16.	RECORD KEEPING AND INFORMATION

16.1	In respect of any Cleared Contract, LIFFE undertakes to record the relevant Eligible Trade information so as to enable ICE Clear to establish a full audit trail of all such Eligible Trades, including details of each Eligible Trade, the date and time it was entered into, and details of persons who initially submitted each such Eligible Trade for registration by LIFFE.

16.2	The Parties undertake to respond to any request from the other Party for information of the type referred to in Clause 16.1 where it is reasonably satisfied that the request is made for prudential or regulatory reasons (and not, for the avoidance of doubt, to assist with the provision of any services to a competitor of LIFFE or any other Third Party Market), provided that such Party may not use the information provided for any other purpose.

16.3	Any records which are required to be maintained under this paragraph must be in computerised or other electronic form, and shall be maintained for a period of at least six (6) years or, such other longer period as may be required by Applicable Laws or otherwise as the Parties may agree.

16.4	Each Party undertakes to procure from its members all waivers of any rights to secrecy or confidentiality which may be necessary to enable the other Party to fulfil its respective obligations under this Agreement.

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17.	AMENDMENTS TO ICE CLEAR RULES AND LIFFE RULES

17.1	Either Party may at any time amend its rules and regulations, provided that such Party shall consult with the other Party in respect of any material proposed amendment relevant to the ICE Clear Services or LIFFE Services. Any change to the ICE Clear Rules or LIFFE Rules, procedures and operational policies relating to the ICE Clear Services or LIFFE Services shall be subject to the approval of the Joint Operations Committee to the extent such change would materially affect, directly or indirectly, (i) ICE Clear’s performance of the ICE Clear Services or (ii) the LIFFE Services.

17.2	In making any amendments permitted by Clause 17.1, the Party maintaining or introducing such requirement must give to the other as much prior notice of the requirement and the anticipated adverse effect as is reasonably practicable and work with the other Party to attempt to minimise the impact of such a requirement.

17.3	If either Party becomes aware that any provision in the ICE Clear Rules or the LIFFE Rules is materially inconsistent with any provision in any other documentation relating to the ICE Clear Services or LIFFE Services, it shall notify the other Party as soon as reasonably practicable and the Parties shall co-operate to make such amendments as they may agree in order to remove that inconsistency. Neither Party shall make amendments to the provisions of the ICE Clear Rules or the LIFFE Rules, respectively, where such amendments would be inconsistent with this Agreement, save as required by Applicable Laws.

17.4	If not otherwise already available to them, each Party shall supply the other on request with a full copy of the ICE Clear Rules or the LIFFE Rules, as the case may be, including any revisions thereto, and a copy of any guidance, consultation notices concerning proposed amendments, circulars and other notices issued by the other Party to Clearing Members.

18.	AUDITS

18.1	Subject to Applicable Laws, each Party shall allow the auditor of the other Party to access any of its premises, personnel and relevant records as may be reasonably required by the other Party in order to:

(a)	fulfil any legally enforceable request by any regulatory body; or

(b)	undertake verifications of the accuracy of data supplied by ICE Clear or LIFFE or identify reasonably suspected fraud; or

(c)	undertake verification that the ICE Clear Services or LIFFE Services are being provided in accordance with this Agreement; or

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(d)	undertake verification that ICE Clear’s or LIFFE’s systems protect the integrity, operational availability, confidentiality and security of LIFFE’s or ICE Clear’s data, as applicable; or

(e)	undertake verification of relevant security policies;

in each case, solely to the extent relevant or in connection to the provision of the ICE Clear Services or the LIFFE Services. Any auditor appointed by a Party for the purposes of this Clause 18 shall be independent of such appointing Party and shall be a part of an internationally recognised, reputable and suitably qualified accounting firm.

18.2	All information obtained by the auditing Party in relation to the audit (including the fact of the audit itself) is Confidential Information. Any auditor appointed by an auditing Party shall only carry out an audit hereunder if the auditor has entered into an appropriate non-disclosure agreement with the audited Party.

18.3	Each Party shall ensure that the audit is conducted in compliance with any information or data security policy in place by the audited Party at the time of the audit.

18.4	Both Parties shall use their reasonable endeavours to ensure that the conduct of each audit does not unreasonably disrupt the other Party or delay the provision of the ICE Clear Services by ICE Clear or the LIFFE Services by LIFFE and that individual audits are co-ordinated with each other to minimise any disruption.

18.5	Subject to each Party’s obligations of confidentiality, each Party shall provide the other Party’s auditor with all reasonable co-operation, access and assistance in relation to each audit and shall keep appropriate records of service delivery and security matters.

18.6	Each Party shall provide at least 7 Business Days’ notice of its intention to conduct an audit and any audit shall be conducted during business hours, unless such audit is conducted in respect of a reasonably suspected fraud, in which event no notice shall be required.

18.7	The auditing Party shall bear all costs and expenses incurred in respect of any audit carried out pursuant to this Clause 18, unless the audit identifies a material breach of the Agreement by the audited Party, in which case the audited Party shall reimburse the auditing Party for all its reasonable costs incurred in the course of the audit.

18.8	If an audit identifies that:

(a)

the audited Party has failed to perform its obligations under this Agreement, the provisions of Clauses 18.7 and 18.9 shall apply, provided that, if the audit demonstrates that the audited Party is failing to comply with any of its

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obligations under this Agreement then, the auditor shall produce a report on the same (and, for the avoidance of doubt, the auditor shall not produce a report in any other instance outside this Clause 18.8(a)) and without prejudice to the other rights and remedies of the auditing Party, the audited Party shall take the necessary steps to ensure compliance with such obligations at no additional cost to the auditing Party;

(b)	LIFFE has overpaid any fees or Change related charges, ICE Clear shall pay to LIFFE the amount overpaid within thirty (30) days from the date of receipt of an invoice or notice to do so; and

(c)	LIFFE has underpaid any fees or Change related charges, LIFFE shall pay to ICE Clear the amount of the under-payment within thirty (30) days from the date of receipt of an invoice for such amount.

18.9	LIFFE and/or ICE Clear may increase the extent to which it monitors the conduct of the ICE Clear Services or LIFFE Services as applicable, if either ICE Clear or LIFFE fails to meet its service levels as set out in the Service Level Agreement or fails to fulfil its other obligations under this Agreement. Each Party shall give the other prior notification of its intention to increase the level of its monitoring. Each Party shall bear its own costs in complying with the other Party in relation to any monitoring which is conducted by the other Party pursuant to this Clause 18.

19.	TRADE EMERGENCIES AND MARKET DISORDER

19.1	Without prejudice to the provisions of Clause 16, if at any time either Party suspects or anticipates the development of a market emergency, or an excessive position in respect of an Eligible Product owned or controlled by the same person, or under the common control of a group of persons acting together or in concert, or any manipulation, corner, squeeze or other undesirable situation or practice that might reasonably be expected to affect or be capable of affecting LIFFE, ICE Clear, Clearing Members, Eligible Trades, Cleared Contracts, or any of them, it shall immediately notify the other Party. For the avoidance of doubt, no Party shall have any liability to the other for any omission or failure (other than wilful failure or omission) to notify the other Parties pursuant to this Clause 19.1.

19.2	The Parties agree that they shall monitor the development of such circumstances and share information about such circumstances with each other to the extent that each is reasonably able so to do in the light of each Party’s obligations of confidentiality to third parties and other obligations placed upon it by law, contract or otherwise.

19.3	If any Party reasonably determines that the circumstances contemplated by Clause 19.1 have arisen, it may take such action as it deems reasonably necessary in accordance with its rules and the terms of this Agreement. Wherever reasonably practicable, the Party taking such action agrees to consult with the other prior to taking such action.

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20.	IT SYSTEMS AND SYSTEM INTERFACES

20.1	Where any Party considers that it may be necessary or desirable to develop material enhancements or modifications to any aspect of computer systems or computer interfaces that might result in a material change to the manner of provision of the ICE Clear Services or the LIFFE Services under this Agreement, it shall notify the other Party and shall consult as to whether the enhancement or modification might adversely affect the ability of the other Party to perform its obligations under this Agreement. An enhancement or modification which might adversely affect the ability of a Party to perform its obligations under this Agreement shall be subject to the Change Control Procedure.

20.2	For the avoidance of doubt, during the term of this Agreement and any Exit Phase, LIFFE shall not take any step outside of the ordinary course of business (and with the exception of any agreed Changes or as part of a response to any unexpected event or pursuant to any agreed Exit Management Plan) designed to impact adversely the connectivity of LIFFE or Clearing Members with ICE Clear.

20.3	The Parties will agree which system they will use to effect the physical delivery of commodity contracts which, in the absence of such agreement, shall be an option for LIFFE as part of the implementation hereunder and, subject to reasonable notice, the Parties shall use the Guardian system or ICE Clear’s equivalent system as currently used.

21.	LIABILITY

21.1	Save where expressly disapplied in this Agreement, no Party nor any of their respective affiliates, directors, employees, agents, licensors and/or contractors shall be liable to the other with respect to any claims whatsoever arising out of this Agreement for indirect, consequential, special, punitive or exemplary damages, including without limitation, claims for loss of profits or income or loss of use of either, loss of business expectations or business interruptions, regardless of any actual knowledge or foreseeability of such damages. The limitations in this Clause 21.1 shall not apply to Clauses 2.7, 21.7, 23, 25.17, and 38(c).

21.2	Nothing in this Clause 21 shall apply to any liability either of the Parties may have to the other under, or in respect of, any Cleared Contract or as a result of being a member of the other.

21.3	Save where expressly disapplied in this Agreement, the total aggregate liability of any Party to the other for all Losses, damages, costs, claims and expenses of any kind arising out of or in any way connected to this Agreement in relation to events occurring in each successive twelve (12) month period from the Commencement Date and giving rise to liability shall not exceed GBP ten million (£10,000,000), regardless of whether a claim arises in contract, tort, negligence, strict liability or otherwise. The limitation on liability in this Clause 21.3 shall not apply to:

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(a)	breaches by either Party that are subject of Clauses 21.7, 23, 25.17, 26.11 and 26.12, and 38(c);

(b)	breaches by LIFFE of Clauses 12.7, 12.8 or 12.9 or Schedule 7 or any obligation or provision derived from the application of Clauses 12.7, 12.8 or 12.9 and Schedule 7; and

(c)	any amounts payable by ICE Clear pursuant to Clauses 2.3 to 2.7.

21.4	The Parties acknowledge they have entered into this Agreement in reliance upon the limitations of liability and disclaimers of warranties and damages set out herein and that the same form an essential basis of the bargain between the Parties. The Parties agree that the limitations and exclusions of liability and disclaimers of warranties and conditions specified herein shall survive the termination of this Agreement.

21.5	Except as expressly provided otherwise in this Agreement LIFFE acknowledges, understands and accepts that neither ICE Clear, nor its managers, members, officers, employees or agents make any implied warranty whatsoever (including any implied warranties of merchantability or fitness for particular purpose) to LIFFE as to the ICE Clear Services save as set out in this Agreement and that such services are provided in accordance with the provisions of this Agreement, the ICE Clear Rules and relevant ICE Clear approvals.

21.6	Except as expressly provided otherwise in this Agreement ICE Clear acknowledges, understands and accepts that neither LIFFE, nor its managers, members, officers, employees or agents make any implied warranty whatsoever (including any implied warranties of merchantability or fitness for particular purpose) to ICE Clear as to the LIFFE Services save as set out in this Agreement and that such services are provided in accordance with the provisions of this Agreement, the LIFFE Rules and relevant LIFFE approvals.

21.7	Nothing contained in this Agreement shall restrict either Party’s liability for death or personal injury resulting from any act, omission or negligence of that Party or its officers, agents, employees or sub-contractors.

21.8	Without prejudice to each Party’s obligations under this Agreement, each Party acknowledges and agrees that it does not owe any duty of care to the other in relation to the admission of any Clearing Member or the exercise of its powers under the ICE Clear Rules or the LIFFE Rules, as the case may be.

21.9	Subject to the limitations of liability contained in this Clause 21, and save as otherwise provided in this Agreement, each Party shall indemnify and keep indemnified the other Party against itemised costs and expenses which are reasonable having regard to the nature of the breach and the length of time for which the breach continued and any direct Losses (including third party and member claims), damage and fines, which arise from that Party’s breach of this Agreement. The Parties acknowledge that such Losses shall include:

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(a)	following an Event of Default where ICE Clear is the defaulting Party, and to the extent permitted by Applicable Laws, the costs and expenses of migrating all or part of the ICE Clear Services to LIFFE or one or more Successor Operator(s);

(b)	the costs of all reasonable external consultancy, internal or external management, personnel and computer time, acceptance testing together with all reasonable costs associated therewith in any case necessarily and directly incurred to remedy the default;

(c)	payments made by such Party to a third party pursuant to its commitment to such third party (whether contractual or in accordance with its published compensation policy guidelines) and arising as a result of such breach by the other Party; and

(d)	any fines imposed by any relevant and competent regulatory authority in connection with any breach by such Party of its regulatory requirements resulting from an act or omission by the other Party.

21.10	The Parties acknowledge that damages may not be an adequate remedy for any breach of this Agreement. Subject to Clause 41, either Party shall be entitled to obtain any legal and/or equitable relief, including specific performance or injunctive relief, in the event of any breach of the provisions of this Agreement.

22.	FORCE MAJEURE

22.1	No Party shall be liable for or be in breach of this Agreement for any failure or delay in performing any of its obligations under or pursuant to this Agreement to the extent that such failure or delay is due to an event which is beyond a Party’s reasonable control, which could not (or could not reasonably) have been avoided by that Party taking steps and precautions reasonably expected of it (including complying with this Agreement or with any disaster recovery or business continuity obligations) and which makes it impossible or materially commercially unreasonable to perform the obligations in question, including but not limited to: (i) acts of God; (ii) acts of civil or military authority; (iii) national emergencies; (iv) fire; (v) flood; (vi) catastrophes; (vii) failure of power supply; (viii) wars; (ix) insurrections; (x) riots; (xi) acts of terrorism; and (xii) Cyber Attacks, but excluding, save where such failure arises directly or indirectly from any of the above: (a) the gross negligence of the Party; (b) any industrial disputes specifically affecting the Party; and (c) the act, omission or default of any Affiliate, contractor or agent of the Party, provided in each case that the Party has communicated the same to the other Party as soon as practicable and keeps the other Party informed of developments in connection with the event of force majeure at all times.

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22.2	The provisions of Clause 7.7 shall apply in relation to any continuing event of force majeure.

23.	TUPE

23.1	The Parties do not anticipate that the TUPE Regulations will apply to the commencement of the provision of ICE Clear Services at the Commencement Date nor do they intend the termination of this Agreement or any transfer of the ICE Clear Services to LIFFE and/or any Successor Operator(s) to constitute a relevant transfer for the purposes of the TUPE Regulations. For the avoidance of doubt, LIFFE shall have no right to require ICE Clear to arrange its operations or internal staffing in a way that may result in the TUPE Regulations being found to apply to the termination of this Agreement or the transfer of the ICE Clear Services to LIFFE and/or any Successor Operator(s).

23.2	Notwithstanding the above, in the event that the TUPE Regulations are found to apply either: (a) from the Commencement Date, the Parties agree that the provisions of Clauses 23.3 to 23.6 shall apply and/or (b) upon the termination of this Agreement or upon any transfer of the ICE Clear Services to LIFFE or any Successor Operator(s) the Parties agree that the provisions of Clauses 23.7 to 23.10 will apply.

23.3	From the Commencement Date, ICE Clear will promptly and in a co-operative and helpful manner comply with its obligations, if any, under Regulations 13 and 14 of the TUPE Regulations.

23.4	LIFFE will indemnify ICE Clear against (and shall pay to ICE Clear an amount equal to) all Losses which ICE Clear may reasonably incur on the termination of the Clearing Relationship Agreement entered into between LCH and LIFFE dated 30 October 2008 (the “LCH Agreement”) and/or on any transfer to ICE Clear of those services previously provided by LCH to LIFFE under the LCH Agreement in relation to any claim or allegation by any LCH employee (or relevant employee representative) arising from or connected with the failure by LCH to comply with its legal obligations under Regulations 13 and 14 of TUPE Regulations (except to the extent that LCH’s failure is due to any failure on the part of ICE Clear to comply with its respective obligations under Regulations 13 and/or 14 of TUPE Regulations in a timely and proper manner).

23.5	ICE Clear will indemnify LIFFE against (and shall pay to LIFFE an amount equal to) all Losses in respect of which LIFFE has indemnified LCH which are reasonably incurred by LCH on the termination of the LCH Agreement and/or any transfer to ICE Clear of those services previously provided by LCH to LIFFE under the LCH Agreement, in relation to any claim or allegation by any LCH employee (or relevant employee representative) arising from or connected with the failure by ICE Clear to comply with its obligations under Regulations 13 and/or 14 of TUPE Regulations.

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23.6	If, on or in connection with the commencement of the provision of ICE Clear Services from the Commencement Date, the contract of employment of any person employed by LCH shall have effect as if originally made between ICE Clear and such person pursuant to the TUPE Regulations:

(a)	ICE Clear will without delay and in any event no later than forty-eight (48) hours of it becoming aware of the claimed application of the TUPE Regulations to any such person notify LCH of this fact in writing;

(b)	ICE Clear will then give LCH seven (7) days in which to find alternative employment for any such person. If any such offer of alternative employment is accepted, ICE Clear shall immediately release the person from its employment;

(c)	if no such offer of alternative employment has been made or procured by LCH to such person or such offer has been made but not accepted within such seven (7) day period referred to in Clause 23.6(b) above, then ICE Clear shall terminate the employment of such person within seven (7) days following the expiry of the seven (7) day period (referred to in Clause 23.6(b) above); and

(d)	LIFFE will indemnify and shall keep indemnified ICE Clear for (and shall pay to ICE Clear an amount equal to) any wages, salaries, bonuses, commissions, PAYE, national insurance contributions and other periodic outgoings (including pensions contributions), compensation for unfair dismissal, wrongful dismissal or statutory redundancy payments reasonably incurred by ICE Clear relating to the employment or termination of the contract of employment of such person, provided that: (i) should ICE Clear re-employ any such person (whether under a contract of service, a contract for services or as a partner or director) within six (6) months of the date on which such person’s employment is deemed to have transferred to ICE Clear pursuant to the TUPE Regulations, ICE Clear shall within twenty-eight (28) days reimburse LIFFE for any such amounts paid in respect of such person; and (ii) such indemnity shall not extend to any money paid on account of any unlawful discrimination on the part of ICE Clear.

23.7	On the termination of this Agreement or any transfer of the ICE Clear Services to LIFFE or any Successor Operator(s), ICE Clear will and LIFFE (or, as the case may be, LIFFE will use all reasonable endeavours to procure that any Successor Operator(s)) will agree that they will at the request of ICE Clear promptly and in a co-operative and helpful manner comply with their respective obligations, if any, under Regulations 13 and 14 of the TUPE Regulations.

23.8

ICE Clear will indemnify LIFFE against (and shall pay to LIFFE an amount equal to) all Losses which LIFFE (or any Successor Operator(s) which LIFFE has indemnified in this respect) may reasonably incur on the termination of this Agreement and/or on any transfer of the ICE Clear Services to LIFFE or any Successor Operator(s) in

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relation to any claim or allegation by any ICE Clear employee (or relevant employee representative) arising from or connected with the failure by ICE Clear to comply with its legal obligations under Regulations 13 and 14 of TUPE Regulations (except to the extent that ICE Clear’s failure is due to any failure on the part of LIFFE or any Successor Operator(s) to comply with their respective obligations under Regulations 13 and/or 14 of TUPE Regulations in a timely and proper manner).

23.9	LIFFE will indemnify ICE Clear against (and shall pay to ICE Clear an amount equal to) all Losses which ICE Clear may reasonably incur on the termination of this Agreement and/or any transfer of ICE Clear Services to LIFFE or any Successor Operator(s) in relation to any claim or allegation by any ICE Clear Employee (or relevant employee representative) arising from or connected with the failure by LIFFE and/or any Successor Operator(s) to comply with its or their obligations under Regulations 13 and/or 14 of TUPE Regulations.

23.10	If the contract of employment of any person connected to the provision of the ICE Clear Services on the termination of this Agreement or the transfer of the ICE Clear Services to LIFFE or any Successor Operator(s) shall have effect as if originally made between LIFFE (or any Successor Operator(s)) and such person pursuant to the TUPE Regulations:

(a)	LIFFE will (and will procure that any Successor Operator(s) will) without delay and in any event no later than forty-eight (48) hours of it or any Successor Operator becoming aware of the claimed application of the TUPE Regulations to any such person notify ICE Clear of this fact in writing;

(b)	LIFFE will (or LIFFE will procure that any Successor Operator(s) will, as applicable) then give ICE Clear seven (7) days in which to find alternative employment for any such person. If any such offer of alternative employment is accepted, LIFFE shall (or shall use all reasonable endeavours to procure that any Successor Operator shall) immediately release the person from its employment;

(c)	if no such offer of alternative employment has been made or procured by ICE Clear to such person or such offer has been made but not accepted within such seven (7) day period referred to in Clause 23.10(b) above, then LIFFE shall (and will procure that any Successor Operator(s) shall) terminate the employment of such person within seven (7) days following the expiry of the seven (7) day period (referred to in Clause 23.10(b) above); and

(d)

ICE Clear will indemnify and shall keep indemnified LIFFE for (and shall pay to LIFFE an amount equal to) any wages, salaries, bonuses, commissions, PAYE, national insurance contributions and other periodic outgoings (including pensions contributions), compensation for unfair dismissal, wrongful dismissal or statutory redundancy payments reasonably incurred by LIFFE (or any Successor Operator(s) which LIFFE has indemnified in this

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respect) relating to the employment or termination of the contract of employment of such person, provided that: (i) should LIFFE (or any Successor Operator(s)) re-employ any such person (whether under a contract of service, a contract for services or as a partner or director) within six (6) months of the date on which such person’s employment is deemed to have transferred to LIFFE or any Successor Operator(s) pursuant to the TUPE Regulations, LIFFE shall within twenty-eight (28) days reimburse ICE Clear for any such amounts paid in respect of such person; and (ii) such indemnity shall not extend to any money paid on account of any unlawful discrimination on the part of LIFFE or any Successor Operator(s).

24.	CONFIDENTIALITY

24.1	Each of the Parties shall:

(a)	keep confidential the terms of this Agreement and all Confidential Information of the other Party, whether in written or any other form, which has been accessed or obtained by it, or otherwise disclosed to it by or on behalf of the other Party (including, without limitation, any business information in respect of the other Party which is not directly applicable or relevant to the LIFFE Services, as the case may be), and shall not disclose such information to anyone, except that the Party may disclose such information:

(i)	to its officers, directors, members and employees bound by a duty of confidentiality who need to know the Confidential Information to enable the Party to perform its duties hereunder to the other Party and subject to paragraph (d) below;

(ii)	to governmental or regulatory authorities having jurisdiction over such Party or to self-regulatory bodies as required by Applicable Laws, in each instance to the extent required to be disclosed by Applicable Laws or a court order or explicit demand by the FSA or other governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party making the disclosure is subject, whether or not having the force of law, provided that the Party disclosing the information shall (to the extent permitted by law) notify the other Party of the information to be disclosed (and of the circumstances in which the disclosure is alleged to be required) as early as reasonably possible before such disclosure must be made and shall take all reasonable action, and shall reasonably cooperate in any efforts by the other Party, to avoid and limit such disclosure, except that with regard to a disclosure of the existence or terms of this Agreement to the FSA or any other relevant and competent regulatory authority, the Party making such disclosure need not notify the other Party of the disclosure;

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(iii)	to its legal and financial advisors on a need to know basis and who are under an obligation to maintain as confidential all such information consistent with the obligations set forth in this Agreement; and

(iv)	to any applicable tax authority to the extent reasonably required to assist the settlement of the disclosing Party’s tax affairs or those of any company of which it is a subsidiary of or any other person under the same control as the disclosing Party;

(b)	procure that its officers, directors, members and employees who have access to the Confidential Information of the other Party keep secret and treat as confidential all such documentation and information consistent with the obligations set forth in this Agreement;

(c)	use the Confidential Information of the other Party solely in the performance of this Agreement and for no other purpose; and

(d)	agree and implement a detailed policy on information barriers to be put in place within ICE Clear and LIFFE to ensure that any sensitive information relating to amendments to Existing LIFFE Products, the launch of any New LIFFE Products, amendments to any of ICE Clear’s products or the launch of any New ICE Clear Product are not shared with Exclusively Dedicated Resources of ICE Clear or Affiliates of either ICE Clear or LIFFE, as appropriate, and that all Dedicated Resources and Exclusively Dedicated Resources at ICE Clear shall be subject to a conflict of interest policy which will prevent them from receiving information, attending meetings and voting on matters in which they may have a conflicting interest.

24.2	Except as expressly set forth in Clause 24.1, a Party shall not disclose any Confidential Information of the other Party to any third party (including without limitation any consultant, contractor or advisor) without the prior written consent of the other Party, and if the other Party gives such consent, then such information shall only be disclosed pursuant to a written agreement in which the recipient of the information (“Third Party Recipient”) is bound to maintain its confidentiality consistent with and on terms equivalent to those set forth in this Agreement. The Party making such disclosure shall remain responsible to the other Party for each Third Party Recipient’s compliance with such confidentiality obligations.

24.3	Clauses 24.1 and 24.2 do not apply to information:

(a)	which shall after the date of this Agreement become published without restriction on disclosure or otherwise generally available to the public, except in consequence of a wilful or negligent act or omission by the other Party to this Agreement or a breach of the obligations in this Clause 24;

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(b)	to the extent rightfully made available to the recipient Party by a third party who is entitled to divulge such information and who is not under any obligation of confidentiality in respect of such information;

(c)	which has been independently and lawfully developed by the recipient Party otherwise than in the course of or pursuant to the exercise of that Party’s rights or obligations under this Agreement or the implementation of this Agreement, and without reference to the Confidential Information of the other Party; or

(d)	which the recipient Party can prove was already lawfully known to it before its receipt from the disclosing Party.

24.4	Upon termination of this Agreement (including any Exit Phase), or upon request of the Party furnishing Confidential Information, each Party shall return the other Party’s Confidential Information or, at the other Party’s direction, destroy the same and certify its destruction in writing. Notwithstanding the foregoing, a Party shall not be required to return or destroy Confidential Information if and to the extent that it is required to retain it by Applicable Laws (including any audit requirements imposed by Applicable Laws), or where it is otherwise permitted to retain such information under this Agreement (provided it shall return or destroy such Confidential Information as soon as such ability to retain ceases to apply).

24.5	Save as otherwise set out in this Agreement, no announcement, circular, advertisement or other publicity in connection with this Agreement, its subject matter, the fact that the Parties are parties to it or any ancillary matter will be made or issued by or on behalf of one Party (save as required by Applicable Laws) without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

25.	INTELLECTUAL PROPERTY RIGHTS

25.1	As between LIFFE and ICE Clear, LIFFE shall own all Intellectual Property Rights in:

(a)	the LIFFE Materials; and

(b)	all Improvements to the LIFFE Materials (for the avoidance of doubt, regardless of which Party developed or paid for such Improvements); (together, the “LIFFE Background IPR”), and ICE Clear hereby assigns for no further consideration to LIFFE any such Intellectual Property Rights which have or would otherwise vest in it.

25.2	As between LIFFE and ICE Clear, ICE Clear shall own all Intellectual Property Rights in:

(a)	the ICE Clear Materials; and

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(b)	all Improvements to the ICE Clear Materials (for the avoidance of doubt, regardless of which Party developed or paid for such Improvements); (together, the “ICE Clear Background IPR”), and LIFFE hereby assigns for no further consideration to ICE Clear any such Intellectual Property Rights which have or would otherwise vest in it.

25.3	For the avoidance of doubt, if ICE Clear licences any of its ICE Clear Background IPR to LIFFE and LIFFE uses such ICE Clear Background IPR to develop Improvements to the LIFFE Materials, LIFFE does not thereby acquire any rights in the ICE Clear Background IPR other than any licence granted under any Exit Management Plan.

25.4	For the avoidance of doubt, if LIFFE licences any of its LIFFE Background IPR to ICE Clear and ICE Clear uses such LIFFE Background IPR to develop Improvements to the ICE Clear Materials, ICE Clear does not thereby acquire any rights in the LIFFE Background IPR other than any licence granted under any Exit Management Plan.

25.5	For the term of this Agreement only (including any Exit Phase), ICE Clear hereby grants to LIFFE a non-exclusive, worldwide, royalty-free, non-transferable, non-sub-licensable licence of the ICE Clear Background IPR solely in connection with the performance of this Agreement, provided that LIFFE shall not reverse engineer or use any equivalent procedure to reverse engineer protected source code in any ICE Clear Materials for any purpose except to the extent that such reverse engineering cannot be prohibited by Applicable Laws.

25.6	For the term of this Agreement only (including any Exit Phase) and without prejudice to Clause 25.7, LIFFE hereby grants to ICE Clear a non-exclusive, worldwide, royalty-free, non-transferable licence of the LIFFE Background IPR solely in connection with the performance of this Agreement, provided that ICE Clear shall not reverse engineer or use any equivalent procedure to reverse engineer protected source code in any LIFFE Materials for any purpose (except to the extent that such reverse engineering cannot be prohibited by Applicable Laws). ICE Clear may only grant a sub-licence of such licence to an Affiliate for the purpose of fulfilling certain of its obligations under this Agreement, where such sub-licence is itself non-transferable and non-sub-licensable and where such Affiliate shall not reverse engineer protected source code in any LIFFE Materials for any purpose except to the extent that such reverse engineering cannot be prohibited by Applicable Laws.

25.7	ICE Clear hereby acknowledges and agrees that the licence granted to it by LIFFE pursuant to Clause 25.6 does not relate to or include the LIFFE Software. The LIFFE Software will be provided as a managed service and as such ICE Clear will not be provided with a copy of, or otherwise given access to, the LIFFE Software (including, for the avoidance of doubt, any object code or source code in such software).

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25.8	The Parties will negotiate in good faith with a view to entering into an agreement to govern matters relating to issues of ownership of Project IP and determining which Party can be credited with developing Project IP and related issues.

25.9	In respect of any Project IP the Parties will negotiate in good faith as to which Party will be the sole owner and shall expressly agree the ownership of such Project IP. Irrespective of whether the Project IP is solely or jointly owned:

(a)	during the term of this Agreement (including the Exit Phase), each Party shall only use the Project IP for the purpose of this Agreement;

(b)	on termination of this Agreement, each Party shall be entitled to use and license (including through multiple tiers of licensees) the Project IP for any purpose, and to assign and charge its interest in the Project IP.

25.10	For the avoidance of doubt, the licences and consents granted in Clause 25.9 shall survive the termination of this Agreement.

25.11	Both parties shall keep confidential and procure that employees keep confidential any patentable invention (wheresoever patentable) forming part of the Project IP unless the owner (pursuant to this Clause 25) of said invention, or both Parties if the invention constitutes Project IP, has or have consented in writing to the disclosure of the said invention.

25.12	Upon reasonable request from the owner (pursuant to this Clause 25.12) of Project IP and/or Improvements and at the reasonable cost of said owner, the other Party shall promptly execute and take all reasonable actions and steps to perfect said owner’s sole ownership of such Intellectual Property Rights on a worldwide basis including, but not limited to, granting and recording of assignments.

25.13	The owner (pursuant to this Clause 25) of any registrable Project IP and/or Improvements shall have absolute discretion to decide whether and, if so, where to apply for registration of such Intellectual Property Right. Upon reasonable request from and at the reasonable cost of said owner, the other Party shall promptly execute and take all reasonable actions and steps to assist said owner in applying to register said Intellectual Property Right.

25.14	Unless the Parties negotiate an agreement to the contrary in the Change Control Procedure or in the Exit Management Plan, on termination of this Agreement (including any Exit Phase) for any reason:

(a)	the licences granted pursuant to Clauses 25.5 and 25.6 shall terminate;

(b)	ICE Clear will cease use of the LIFFE Background IPR and return or (at LIFFE’s option) destroy all records (whether electronic or in hard copy) containing or relating to the LIFFE Background IPR; and

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(c)	LIFFE will cease use of the ICE Clear Background IPR and return or (at ICE Clear’s option) destroy all records (whether electronic or in hard copy) containing or relating to the ICE Clear Background IPR.

25.15	Nothing in this Agreement shall be deemed to give LIFFE any right to use any of ICE Clear’s names, logos or trade marks without ICE Clear’s prior written consent. To the extent that the licence pursuant to Clause 25.5 relates to use of ICE Clear trade marks, LIFFE shall use each such trade mark only in accordance with ICE Clear’s reasonable guidelines as communicated in writing by ICE Clear to LIFFE from time to time and where ICE Clear discovers that LIFFE’s use of any such trade mark is not in accordance with its guidelines, ICE Clear shall notify LIFFE in writing thereof, and, if not corrected within a reasonable period, shall thereafter have the right to terminate the licence granted herein solely with respect to any such trade mark with immediate effect.

25.16	Nothing in this Agreement shall be deemed to give ICE Clear any right to use any of LIFFE’s names, logos or trade marks without LIFFE’s prior written consent. To the extent that the licence pursuant to Clause 25.6 relates to use of LIFFE trade marks, ICE Clear shall use each such trade mark only in accordance with LIFFE’s reasonable guidelines as communicated in writing by LIFFE to ICE Clear from time to time and where LIFFE discovers that ICE Clear’s use of any such trade mark is not in accordance with its guidelines, LIFFE shall notify ICE Clear in writing thereof, and, if not corrected within a reasonable period, shall thereafter have the right to terminate the licence granted herein solely with respect to any such trade mark with immediate effect.

25.17	Infringements of Third Party Intellectual Property Rights

(a)	Subject to Clause 25.17(e) below, ICE Clear shall indemnify and keep LIFFE indemnified from and against any and all actions, claims, proceedings, Losses, damages, costs, expenses (including court and legal costs) and other liabilities of whatever nature (“Claims”) suffered, incurred or sustained by LIFFE as a result of any action, claim or proceeding made or brought by any person alleging that the provision of the ICE Clear Services by ICE Clear or the receipt of the ICE Clear Services by LIFFE or LIFFE’s use or possession of the ICE Clear Background IPR or any part of them or any IPR created solely by ICE Clear (which, for the purposes of this clause 25.17 will be deemed to be excluded from the LIFFE Background IPR) (where such use or possession is in accordance with the terms of this Agreement) infringes the Intellectual Property Rights or rights in Confidential Information of any such person.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	For the purpose of Clause 25.17(a) above, where any action, claim or proceeding causes LIFFE’s quiet enjoyment for the purposes of this Agreement of the ICE Clear Services, ICE Clear Materials or any part thereof to be disrupted or impaired, ICE Clear shall at its own expense and at ICE Clear’s option:

(i)	procure for the benefit of LIFFE the right to continue to use and exploit the ICE Clear Services and/or ICE Clear Materials in accordance with this Agreement; or

(ii)	use reasonable endeavours to modify or replace the ICE Clear Services and/or ICE Clear Materials so that no further infringement will occur; provided that such modified or replacement part of the ICE Clear Services or ICE Clear Materials will meet substantially the same functionality as the original referred to in or pursuant to this Agreement, provided that where such disruption or impairment is material and cannot be mitigated sufficiently by ICE Clear’s reasonable endeavours within one (1) month of the date such disruption or impairment arose, ICE Clear shall be able to terminate this Agreement by providing two weeks’ notice.

(c)	Subject to Clause 25.17(e) below, LIFFE shall indemnify and keep ICE Clear indemnified from and against any and all Claims suffered, incurred or sustained by ICE Clear as a result of any action, claim or proceeding made or brought by any person alleging that the provision of the LIFFE Services by LIFFE or the receipt of the LIFFE Services by ICE Clear or ICE Clear’s use or possession of LIFFE Background IPR or any part of them or any IPR created solely by LIFFE (which, for the purposes of this clause 25.17 will be deemed to be excluded from the ICE Clear Background IPR) (where such use or possession is in accordance with the terms of this Agreement) under this Agreement infringes the Intellectual Property Rights or rights in Confidential Information of any such person.

(d)	For the purpose of Clause 25.17(c) above, where any action, claim or proceeding causes ICE Clear’s quiet enjoyment for the purposes of this Agreement of LIFFE’s obligations (including LIFFE Services) under this Agreement, LIFFE Materials or any part thereof to be disrupted or impaired, LIFFE shall at its own expense and at LIFFE’s option:

(i)	procure for the benefit of ICE Clear the right to continue to use and exploit LIFFE’s obligations (including LIFFE Services) under this Agreement and/or LIFFE Materials in accordance with this Agreement; or

(ii)	use reasonable endeavours to modify or replace LIFFE’s obligations (including LIFFE Services) under this Agreement and/or LIFFE Materials so that no further infringement will occur; provided that such modified or replacement part of LIFFE’s obligations (including LIFFE Services) under this Agreement or LIFFE Materials will meet substantially the same functionality as the original referred to in or pursuant to this Agreement,

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provided that where such disruption or impairment is material and cannot be mitigated sufficiently by LIFFE’s reasonable endeavours within one month of the date such disruption or impairment arose, LIFFE shall be able to terminate this Agreement by providing two weeks’ notice.

(e)	The Party so indemnified under this Clause 25.17 (the “Indemnified Party”) shall:

(i)	promptly notify the indemnifier of any action or claim brought against it and which may result in the Indemnified Party making a claim on the indemnifier under this Clause 25.17. Upon the indemnifier accepting in writing that the relevant action or claim is covered by the relevant indemnity, the Indemnified Party shall allow the indemnifier to control that defence exclusively (including full authority to compromise or settle it) but the indemnifier will consult with the Indemnified Party in relation to any defence and will not settle such claim without taking into account the Indemnified Party’s reasonable requirements in relation to such settlement; and

(ii)	provide all reasonable assistance to the indemnifier (subject to the indemnifier meeting the reasonable and itemised costs and expenses of the Indemnified Party).

(f)	If the indemnifier does not defend the Claim then the Indemnified Party may defend the Claim and the indemnifier shall if it is necessary to do so under the Applicable Laws and at the request of the Indemnified Party join the proceedings as either co-claimant or co-defendant (such choice, if available under the Applicable Laws, to be made by the indemnifier in its absolute discretion) and shall provide all assistance and co-operation that the Indemnified Party may reasonably require in the conduct of such defence. The parties shall share any award of damages or costs made pursuant to any such proceeding in such manner as is fair and reasonable between the parties.

25.18	Infringement of Project IP

(a)	If during the term of the Agreement either Party becomes aware of any actual, threatened or suspected infringement of any Project IP, LIFFE Background IPR or ICE Clear Background IPR (each an “Infringement”) it shall immediately notify the other Party in writing giving such particular of such Infringement as may be available.

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(b)	Where the Infringement relates to Intellectual Property Rights of a single Party (the “IP Owner”) that Party shall in its sole and absolute discretion determine what (if any) action to take in connection with the Infringement and, if it decides to take any action (whether through legal proceedings or otherwise) it shall have sole control of the conduct of any such action at its cost. If called upon in writing the other Party (in its role as licensee) (the “IP Licensee”) shall provide all assistance and co-operation that may reasonably be required in the conduct of any action (including become a party to such action, provision of documentation, information and evidence and make relevant personnel available) provided that the IP Owner indemnifies it against any Loss, cost or expense reasonably incurred by it in connection therewith. Where a Party who is not the IP Owner with respect to particular Infringement incurs direct Losses arising from such Infringement, such Party shall be entitled to a fair and reasonable share of any award of costs or damages or other settlement sum.

(c)	If, within 30 (thirty) days (or, where prompt action is reasonably necessary to protect the interests of the IP Licensee, within the time limit specified in the notice which time limit shall be reasonable having regard to the relevant circumstances) of receiving a written notice from the IP Licensee requesting the IP Owner to take action to stop any Infringement which directly affects the IP Licensee’s business in the fields of clearing and counterparty services (a “Relevant Infringement”), the IP Owner does not agree to take the appropriate action to stop the Relevant Infringement, the IP Licensee may take such action as it deems fit against the relevant third party in its own name and the IP Owner shall if it is necessary to do so under the Applicable Laws and at the request of the IP Licensee join the proceedings as either co-claimant or co-defendant (such choice, if available under the Applicable Laws, to be made by the IP Owner in its absolute discretion) and shall provide all assistance and co-operation that the IP Licensee may reasonably require in the conduct of such action in relation to a Relevant Infringement, provided that the IP Licensee indemnifies the IP Owner against any Loss, cost or expense reasonably incurred by the IP Owner in connection therewith including any liability to pay the relevant third party’s costs. The parties shall share any award of damages or costs made pursuant to any such proceeding in such manner as is fair and reasonable between the parties.

(d)	Where the Infringement relates to Project IP the Parties shall negotiate in good faith regarding what (if any) action to take.

26.	TAXES AND VAT

26.1	All amounts which are payable under this Agreement which (in whole or in part) constitute the consideration for VAT purposes for any supply or goods or services shall be deemed to be exclusive of any VAT which is chargeable on that supply.

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26.2	If VAT is chargeable on any supply made by ICE Clear to LIFFE under this Agreement, LIFFE shall pay to ICE Clear within thirty (30) days of receipt of an appropriate VAT invoice an amount equal to the amount of that VAT.

26.3	If VAT is chargeable on any supply made by LIFFE to ICE Clear under this Agreement (other than one for which any Fee Amount (or a part thereof) is the consideration), ICE Clear shall pay to LIFFE within thirty (30) days of receipt of an appropriate VAT invoice an amount equal to the amount of that VAT.

26.4	If VAT is chargeable on any supply made by LIFFE to ICE Clear under this Agreement for which any Fee Amount (or a part thereof) is the consideration, ICE Clear shall pay to LIFFE within thirty (30) days of receipt of an appropriate VAT invoice an amount equal to the amount of that VAT provided that:

(a)	if, and to the extent that, neither ICE Clear nor any other member of any group of which it is a member for VAT purposes is entitled to any credit or repayment from the relevant tax authority in respect of that VAT (such amount being “Irrecoverable VAT”), then matters shall be adjusted by the Parties in such manner that, after taking into account the value of the supply, the amount of VAT so chargeable, and the amount of any credit or repayment, the Parties share the burden of Irrecoverable VAT as to [****] by LIFFE and [****] by ICE Clear; and

(b)	this clause shall also operate in circumstances where ICE Clear or any member of any group of which it is a member for VAT purposes treats itself as entitled to credit or repayment in respect of VAT payable under this clause and subsequently is not or ceases to be entitled to that credit or repayment.

26.5	All VAT invoices issued under this Agreement shall identify those elements of the services that are exempt from VAT and those that are subject to VAT.

26.6	Where LIFFE is required under this Agreement to reimburse ICE Clear in respect of any cost or expense, LIFFE shall at the same time indemnify ICE Clear against any VAT incurred by ICE Clear in respect of the cost or expense to the extent that neither ICE Clear nor any other member of any group to which it is a member for VAT purposes is entitled to any credit or repayment from the relevant tax authority in respect of that VAT. Where ICE Clear is required under this Agreement to reimburse LIFFE in respect of any cost or expense, ICE Clear shall at the same time indemnify LIFFE against any VAT incurred by LIFFE in respect of the cost or expense to the extent that neither LIFFE nor any other member of any group to which it is a member for VAT purposes is entitled to any credit or repayment from the relevant tax authority in respect of that VAT.

26.7	Each Party shall be responsible for identifying the correct VAT liability of its supplies and shall be responsible for accounting for VAT on all such supplies. Each Party shall be responsible for issuing VAT invoices in relation to its supplies.

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26.8	ICE Clear shall not be responsible for collecting from Clearing Members or any other parties any amounts in respect of VAT on Exchange Fees where ICE Clear has not been notified by LIFFE that such amounts should be collected. ICE Clear shall not be liable to pay LIFFE any amounts in respect of VAT on Exchange Fees where ICE Clear has not been notified by LIFFE that such amount should be collected.

26.9	ICE Clear shall pay LIFFE all amounts received in respect of VAT on Exchange Fees from Clearing Members but shall not be liable to pay LIFFE any amounts in respect of VAT on Exchange Fees to the extent a Clearing Member has not paid such amounts to ICE Clear.

26.10	ICE Clear shall not be liable to any claim for any payment from any person, including but not limited to HMRC or a Clearing Member, for a failure to account for, charge or collect VAT on Exchange Fees, provided that it has complied with the notifications and requests issued by LIFFE under this Clause 26.

26.11	Provided ICE Clear has complied with the notifications and requests issued by LIFFE under this Clause 26, LIFFE shall indemnify and keep indemnified ICE Clear in respect of any claim against ICE Clear for amounts in respect of VAT (including any penalties or interest) on Exchange Fees that were not charged or collected but should have been.

26.12	Provided ICE Clear has complied with the notifications and requests issued by LIFFE under this Clause 26, LIFFE shall also indemnify and keep indemnified ICE Clear in respect of any claim against ICE Clear regarding amounts in respect of VAT (including any penalties or interest) on Exchange Fees that were charged and collected, but should not have been.

26.13	The Parties agree to work together in good faith to structure and/or restructure the provision of services (whether ICE Clear Services or LIFFE Services) under this Agreement with a view to ensuring that those ICE Clear Services and/or LIFFE Services are provided in such manner as may be efficient for both Parties from a VAT, UK corporation tax or other Tax perspective, including, without limitation to the foregoing, (a) minimising the incidence of Irrecoverable VAT and (b) considering alternative structures for the provision of services under this Agreement.

27.	OFF-SETS, MANAGEMENT OF DEFAULT RESOURCES AND COLLATERAL

27.1	Unless the Parties otherwise agree, the open interest arising from Eligible Trades shall not be combined with any other open interest arising from other trades cleared by ICE Clear. Neither ICE Clear nor any of its agents or Affiliates shall be entitled, directly or indirectly, to (i) off-set positions or cross margin (or to allow others to do so), any Cleared Contract against any other contracts cleared by ICE Clear, or (ii) allow LIFFE Products to be fungible with non-LIFFE Products or take any other action which would have a similar effect.

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27.2	ICE Clear shall establish and maintain a guaranty fund for the clearing of LIFFE Products which fund may be commingled with the Energy Guaranty Fund (as defined in the ICE Clear Rules).

27.3	Subject to Clause 27.2 and apart from: (i) any stress testing or other means of risk modelling; or (ii) any calculations required in connection with any guaranty fund as referred to in Clause 27.2, in the absence of any written agreement between the Parties to the contrary, neither ICE Clear nor any of its agents or Affiliates shall be entitled, directly or indirectly, to commingle LIFFE Products with any other contracts cleared by ICE Clear for the purposes of establishing or maintaining a guaranty fund.

27.4	Subject to Applicable Laws, ICE Clear shall be consistent in its collateral management practices across ICE Clear products and any similar LIFFE Products and in particular where ICE Clear accepts a certain type of collateral in relation to an ICE Clear product it shall accept the same collateral in relation to any LIFFE Product that is Similar, provided that ICE Clear may differentiate between cleared products (including ICE Clear products which are Similar to LIFFE Products) in respect of collateral management practices where such differentiation is reasonably justified based upon ICE Clear’s risk management policies.

28.	AMENDMENTS TO AGREEMENT

28.1	The Parties may, by written instrument signed by their duly authorised representatives, at any time agree to extend, modify or alter whether in whole or in part this Agreement.

28.2	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of the Parties to it.

28.3	Unless expressly agreed, no variation of any provision of this Agreement whether express or otherwise shall constitute a general waiver of any other provision of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

29.	ASSIGNMENT AND DELEGATION

29.1	Save as provided otherwise in this Agreement, no Party shall assign or transfer this Agreement or charge or encumber any rights, obligations or liabilities hereunder, whether in whole or in part, without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed), and on the giving of such consent, both Parties shall execute such documents as are necessary to agree to the transfer and the assumption of the rights, obligations and liabilities of the other Party by the new party.

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29.2	If any Party proposes to delegate or sub-contract the performance of any of its obligations to the other Party pursuant to this Agreement other than to an Affiliate (and save that this shall not restrict the ability of the Parties to appoint consultants and other advisors generally in the ordinary course of business), it shall consult with the other Party before doing so and may not do so without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed). Where consented to, the original Party shall remain liable for the acts or omissions of such person as if they were such Party’s own acts or omissions, and such person must enter into a confidentiality agreement for the benefit of the other Party.

30.	FILINGS

The Parties will each procure that any other registrations, filings and submissions required under the laws of any jurisdiction are made to the extent that the provisions of such laws apply to each of them. The Parties will co-ordinate and co-operate with one another in providing such information and all reasonable assistance to the other as may be requested in connection with any such registrations, filings and submissions.

31.	FURTHER ASSURANCE

Each of the Parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents as may be required by law or as may be reasonably necessary to implement or give effect to this Agreement.

32.	WARRANTIES

32.1	Each Party warrants to the other Party that the following statements are as at the Effective Date, true and accurate in all material respects:

(a)	it is duly incorporated under the laws of England and Wales (with, in the case of ICE Clear, limited liability) and has capacity and power to enter into and perform its obligations under this Agreement;

(b)	its Memorandum and Articles of Association incorporate provisions which authorise, all necessary corporate action has been taken to authorise and all necessary authorisations of any governmental, regulatory or other authority, and any necessary regulatory or other filings (including self-certifications) have been duly and unconditionally obtained or made and are now in full force and effect in order for it to execute and deliver this Agreement;

(c)	neither the execution and delivery by it of this Agreement will materially contravene or constitute a default under any provision contained in any Applicable Laws, judgement, order (of any jurisdiction in which it carries on business) or consent by which it is bound or affected or in any agreement or instrument to which it is a party; and

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(d)	its obligations under this Agreement constitute its legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

32.2	Each Party represents and warrants to the other Party that the following statements are, as at the Commencement Date, true and accurate:

(a)	that it has obtained all necessary authorisations or approvals of any governmental, regulatory or other authority, and made any necessary regulatory or other filings (including self-certifications) to enable it to perform its obligations under this Agreement; and

(b)	the performance by it of any of the obligations contemplated by this Agreement will not cause any limitation on it or the powers of its directors, whether imposed by or contained in its Memorandum or Articles of Association or any law, order, judgement (of any jurisdiction in which it carries on business), consent, agreement, instrument, or otherwise, to be exceeded.

32.3	Each Party represents and warrants to the other Party that the following statements are, as at the Effective Date, and will remain as at the Commencement Date, true and accurate:

(a)	it is not insolvent or unable to pay its debts and no order has been made or resolution passed for its winding up or for an administration order and no receiver, administrative receiver or manager has been appointed by any person of its business or all or a substantial part of its assets or any material part thereof nor has any equivalent event taken place in any jurisdiction; and

(b)	complying with the terms of this Agreement will not infringe any Intellectual Property Rights of any third party.

32.4	The Parties agree and acknowledge that all other warranties, express or implied, including any warranty of merchantability or of fitness for any particular purpose are disclaimed.

32.5	Each Party undertakes to the other Party that at all times during term of the Agreement:

(a)	it will perform its obligations under this Agreement using appropriately qualified, skilled and trained personnel;

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(b)	it shall not knowingly or negligently introduce a software virus, computer worms, software bombs or similar items into the hardware or software used by the other Party; and

(c)	all licences required for the performance of its obligations under this Agreement are adequate and appropriate for the provision of those obligations.

32.6	Each Party shall indemnify and keep indemnified the other Party in connection with all Losses suffered by them arising out of or in connection with:

(a)	lost or corrupted data caused by the act or omission of the indemnifying Party (and including the costs of reconstituting such lost or corrupted data);

(b)	breaches of Applicable Laws by the indemnifying Party (and including fines or other financial penalties imposed by a relevant regulator);

(c)	any fraud, or wilful default in connection with or breach of this Agreement by the indemnifying Party; and

(d)	any inaccurate or misleading reports or audits knowingly provided by the indemnifying Party to the indemnified Party.

33.	ILLEGALITY

33.1	No Party shall or be required to perform any obligation under this Agreement to the extent that to perform it would be reasonably likely to cause that Party to breach any material Applicable Laws to which it is subject.

33.2	If a Party becomes aware that the performance of any obligation under this Agreement would or could materially breach any Applicable Laws to which it is subject, it shall notify the other as soon as reasonably practicable.

33.3	Each Party agrees that if there is a conflict between a Party’s obligations under Applicable Laws and its obligations under this Agreement, that Party’s obligations under Applicable Laws shall prevail and no Party shall be liable for breach of a provision of this Agreement that would require that Party to act, or to refrain from acting, in a way that is in breach of Applicable Laws.

34.	SEVERABILITY

34.1

If any provision of this Agreement is held to be invalid or unenforceable, then that provision shall (to the extent that it is invalid or unenforceable) be of no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

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35.	NOTICES

35.1	Save where expressly provided to the contrary under this Agreement, any notice to be given by one Party to the other under this Agreement shall be given in writing, in the English language and signed by or on behalf of the Party giving it.

35.2	Any notice or communication to be made under or in connection with this Agreement in writing may be delivered personally or sent by first class post, pre-paid recorded delivery or (other than in relation to a notice of termination pursuant to Clause 8 of this Agreement) by fax or electronic mail to the Party due to receive the notice at its address set out in this Agreement.

35.3	Unless there is evidence that it was received earlier a notice is deemed given:

(a)	if delivered personally, when left at the address for the Party due to receive the notice as set out in this Agreement;

(b)	if sent by post, two (2) Business Days after posting it;

(c)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and

(d)	if sent to the e-mail address provided by the Parties to each other, two (2) hours after sending, provided that the sender has not received an automated failure or delay response.

36.	WAIVERS

No failure in exercising any right or remedy provided by this Agreement shall operate as a waiver or release thereof or prejudice any other or further exercise of rights and remedies hereunder. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

37.	REMEDIES CUMULATIVE

The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative. They may each be exercised as often as such Party considers appropriate and are in addition to such rights and remedies under general law as each Party may have.

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38.	ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement. It is agreed that:

(a)	no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out or referred to in this Agreement;

(b)	no Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party which is not contained in this Agreement nor for any breach of warranty which is not contained in this Agreement; and

(c)	this Agreement shall not exclude any liability for fraud or fraudulent misrepresentation.

39.	THIRD PARTY RIGHTS / NO PARTNERSHIP

39.1	A person who is not a Party to this Agreement does not have any right under the Contracts (Rights of Third Parties) Act 1999 to rely on or enforce any provision any of its terms, and nothing in this Agreement shall be taken as varying any obligation either Party may have to Clearing Members outside of this Agreement.

39.2	Nothing in this Agreement and no action taken by the Parties under this Agreement shall constitute a partnership, association or other cooperative entity between the Parties or (save where specifically set out herein) constitute any Party as agent of any other Party for any purpose.

40.	NUMBER OF COUNTERPARTS

This Agreement may be executed by the Parties to it on separate counterparts, each of which is an original but both of which together constitute one and the same instrument.

41.	DISPUTE RESOLUTION

41.1	In the event that a dispute or difference (a “Dispute”) arises between the Parties out of or in connection with this Agreement, but excluding matters within the responsibilities of the Joint Operations Committee as set out in Schedule 5, (except in relation to any issues concerning the remit of the Joint Operations Committee and the processes and administrative fairness by which it has carried out its responsibilities), the Parties shall seek to resolve the Dispute by referring the Dispute in the first instance to the President of ICE Clear and a Chief Executive Officer of LIFFE, respectively (each a “Representative”).

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41.2	Such referral shall be initiated by one of the Parties notifying the other in writing that the dispute resolution procedure set out in this Clause 41 shall apply and setting out the nature of the Dispute. The Parties shall convene a meeting of the Representatives, and the Representatives shall endeavour to resolve the Dispute, within 45 Business Days of the date of the meeting of the Representative. The joint written decision (if any) of the relevant Representatives shall be binding on the Parties.

41.3	If the Representatives fails to resolve a Dispute within 45 Business Days of the date of the initial meeting between the Representatives, either Party may refer the Dispute to (and the Dispute shall be finally resolved by) arbitration in London pursuant to the LCIA Rules in force as at the time of the referral of the Dispute, in accordance with the Arbitration Act 1996. The proceedings of the arbitration shall be confidential to the Parties. The seat of the arbitration shall be in London and the place of the arbitration shall be London. The language of the arbitration shall be English. The arbitration shall be conducted by a single arbitrator, having knowledge of or experience in relation to international clearing systems and international financial or commodities futures markets to be appointed by written agreement of the Parties or, failing such agreement within 15 Business Days of one Party inviting the other to agree, by the LCIA. The fees of the arbitrator shall be shared equally between the Parties and, unless the arbitrator orders otherwise, each Party shall bear its own costs in connection with the arbitration. The arbitrator shall have power to order any relief on a provisional basis which he would have power to grant in a final award. The award of the arbitrator shall be final and binding on the Parties. To the extent permitted by the laws of England and Wales, the Parties hereby waive any right to any form of appeal or to a court of law or other judicial authority.

41.4	Nothing in this Clause 41 shall:

(a)	prevent either Party from taking such action as it deems necessary in order to obtain interlocutory relief requiring compliance with, or preventing breach of, a material term of this Agreement; or

(b)	at any time restrict or restrain either Party from initiating proceedings to have a Dispute determined (whether in the interim or finally) by the courts pursuant to Clause 41.3.

41.5	In the event of a Dispute relating to applicable regulatory requirements imposed by the FSA, ICE Clear will, at LIFFE’s reasonable request and with LIFFE’s cooperation and assistance, prepare a joint proposal to the FSA requesting clarification about the subject of the Dispute.

42.	COSTS

42.1	Save as otherwise provided in this Agreement, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement and the documents referred to herein.

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42.2	All payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by law in which event such deduction or withholding shall not exceed the minimum amount which it is required by law to deduct or withhold and the payer shall simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

43.	GOVERNING LAW AND JURISDICTION

43.1	This Agreement and all non-contractual obligations arising out of or in connection with it are governed by English law.

43.2	The courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity.

IN WITNESS whereof the Parties hereto have caused this Agreement to be signed by their duly authorised representatives the day and year first before written.

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SCHEDULE 1

LIFFE AND ICE CLEAR SERVICES

PART A

LIFFE SERVICES

1.	To provide matched trade particulars of Eligible Trades (the “Trade Particulars”) in relation to which Cleared Contracts are entered into in the names of Clearing Members or otherwise in accordance with and subject to the ICE Clear Rules;

2.	To provide to ICE Clear and each Clearing Member, a statement or summary giving details of:

(a)	Eligible Trades presented for clearing by Clearing Member/s, identifying which are to be assigned to house accounts and such other accounts as may be agreed with Clearing Members from time to time; and

(b)	Cleared Contracts which have been settled from any account of the Clearing Member by virtue of daily settlement or other process;

3.	LIFFE shall calculate and provide to ICE Clear all official quotations and market or exchange delivery settlement prices required by the LIFFE Rules or under ICE Clear

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Rules. In particular, LIFFE shall each Business Day and at various times intra-day at such times and in such manner as the Parties may from time to time agree, notify ICE Clear of the price or value which properly and fairly represents the price or value of each product, asset or index the subject of a Cleared Contract at the time as at which such price or value is given.

4.	The provision of LIFFE Data and the grant of any licences required for the provision ICE Clear Services, subject to this Agreement.

5.	Where applicable, to manage the physical delivery of commodities using Guardian.

6.	To provide transaction reporting to any regulatory authority in relation to Eligible Trades where required under Applicable Laws.

7.	Provision of data produced by the LIFFE Software.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART B

ICE CLEAR SERVICES

1.	RISK MANAGEMENT SERVICES AND FUNCTION

1.1	To clear Cleared Contracts in accordance with the ICE Clear Rules.

1.2	To provide daily and intra-day risk management services in accordance with Good Industry Practice including:

(a)	Assessing market risk as regards changes in value of the cleared and collateral positions;

(b)	Risk management of clearing members;

(c)	Assessment and management of concentration risks; and

(d)	Assessment and management of liquidity risks.

ICE Clear shall ensure that it shall comply with FSA Rules relating to counterparty credit risk management by central counterparties.

2.	TREASURY MANAGEMENT SERVICES

To provide or otherwise source treasury investment and management services. Such services to be provided in accordance with Good Industry Practice and to a standard which is not less than that provided in respect of similar services in relation to collateral received by ICE Clear in respect of markets (other than the LIFFE Markets) cleared by ICE Clear, and which minimises investment risk and counterparty credit risk in accordance with Good Industry Practice so as to preserve funds with a high degree of liquidity operating within disclosed parameters.

3.	COLLATERAL MANAGEMENT AND CUSTODIAN SERVICES

Provision and/or sourcing of collateral management and custodian services in accordance with Good Industry Practice including tri-party collateral management and supporting quad party arrangements to industry requirements in a timely fashion.

4.	CLIENT BILLING AND COLLECTION SERVICES

ICE Clear shall invoice and collect exchange related fees from LIFFE members on behalf of LIFFE.

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5.	PRODUCT ENHANCEMENT AND NEW PRODUCT DEVELOPMENT SERVICES

To (i) cooperate to prepare materials and presentations in connection with New LIFFE Products and/or new features and characteristics of Existing LIFFE Products for the FSA; (ii) directly manage and control, as far as practicable, the approval process with the FSA of such New LIFFE Products and/or new features and characteristics; and (iii) use reasonable endeavours to obtain any other approval, including Clearing Members’ approval, to the extent necessary.

ICE Clear shall take any further actions reasonably requested by LIFFE to support and facilitate the approval of such New LIFFE Products and/or or new features and characteristics of Existing LIFFE Products by the FSA and any other relevant and competent regulatory authority.

6.	DEFAULT MANAGEMENT SERVICES

ICE Clear shall maintain appropriate financial resources in relation to the management of defaults of Clearing Members in accordance with the ICE Clear Rules.

ICE Clear shall perform default management as required in accordance with the ICE Clear Rules.

To the extent inconsistent with the above, and in accordance with the ICE Clear Rules, ICE Clear shall maintain full discretion with respect to the declaration and management of a default of a Clearing Member.

7.	REGULATORY REPORTING

To report any transaction or submit other reports required to be submitted to any governmental or regulatory authority under Applicable Laws.

8.	SETTLEMENT SERVICES

Provide appropriate settlement and delivery services for the full range of LIFFE Products in accordance with Good Industry Practice including comprehensive local (CSD) and international (ICSD) options.

Provide appropriate payment settlement arrangements and banking processes with appropriate protections against insolvency law challenge and compliant with Good Industry Practice including Bank of England guidelines on settlement bank arrangements.

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9.	MEMBERSHIP SERVICES

Clearing Membership on-boarding and management of Clearing Members in accordance with the ICE Clear Rules and keeping LIFFE fully informed of material membership matters including without limitation liaison with LIFFE including the supply of on-watch reports and any non-compliance of members active on the LIFFE Markets and updating of all membership matters which give rise to regulatory issues or risk for the LIFFE Markets.

10.	OTHER SERVICES

Provide the clearing services required to support clearing and clearing and settlement related payments in GBP, $, Euros, CHF and all other currencies provided for by LIFFE Product terms.

To perform for Clearing Members such other services as are assigned to ICE Clear by the ICE Clear Rules, or as may be agreed from time to time between ICE Clear and LIFFE.

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SCHEDULE 2

ELIGIBLE PRODUCTS

Existing LIFFE Products

1.	STIR PRODUCTS

Euribor, Short Sterling, Euroswiss, Eonia, Eonia Swap Index, Euroyen and Eurodollar futures and options.

2.	BOND PRODUCTS

Long	Gilt, and JGB futures and options.

3.	SWAP PRODUCTS

2yr €Swapnote, 5yr €Swapnote, l0yr €Swapnote, 2yr $Swapnote, 5yr $Swapnote and l0yr $Swapnote futures and options.

4.	COMMODITY PRODUCTS

Cocoa, Robusta Coffee, White Sugar, Raw Sugar and Feed Wheat futures and options.

5.	EQUITY PRODUCTS (EITHER CASH SETTLED OR SETTLED THROUGH EUROCLEAR BANK OR EUROCLEAR UK & IRELAND)

Stock Options on securities listed on the national stock exchanges of the following jurisdictions: Austria, Belgium, Denmark, Finland, France, Germany, Greece, India, Ireland, Italy, the Netherlands, Norway, Portugal, Russia, Spain, Sweden, Switzerland, the UK, and the US.

Universal Stock Futures on securities listed on the national stock exchanges of the following jurisdictions: Austria, Belgium, the Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, South Korea, the Netherlands, Norway, Poland, Portugal, Russia, Spain, Sweden, Switzerland, the UK and the US.

6.	INDEX PRODUCTS

Futures, options and variance futures on the following indices: FTSE 100, CAC 40, AEX, BEL 20, PSI 20, FTSEurofirst 80, FTSEurofirst 100, FTSE 250, MSCI Euro, MSCI Pan-Euro, FTSEurofirst 300, FTSE Eurotop 100, JPMorgan IPOX Europe 50 Index Futures, CAC High Dividend Index, AEX High Dividend Index.

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7.	OTHER PRODUCTS

Any other products listed at LIFFE at the Effective Date and immediately prior to the Commencement Date, provided that, for any products listed after the Effective Date but prior to the Commencement Date, LIFFE obtains ICE Clear’s approval prior to listing such products, such approval not to be unreasonably withheld.

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SCHEDULE 3

BUSINESS CONTINUITY AND INFORMATION SECURITY ARRANGEMENTS

1.	PRINCIPLES AND IMPLEMENTING ARRANGEMENTS

1.1	The Parties acknowledge that they are both required by relevant regulatory authorities to implement and maintain appropriate business continuity, disaster recovery and information security arrangements. The Parties agree to coordinate the jointly relevant aspects of their respective arrangements, prior to the Commencement Date and to address in such arrangements the requirements of any relevant and competent regulatory authority.

1.2	Where the arrangements referred to in this Schedule are invoked, the Parties shall use all reasonable endeavours to restore the affected services to normal operation as soon as possible. In particular, except to the extent that it is prevented from doing so in a manner described in Clause 22, each of the Parties shall ensure that its business continuity arrangements will enable it to recommence performance of its obligations under this Agreement within four (4) hours after the performance of any of them is disrupted by any event which (for any reason) wholly or partially interferes with a Party’s ability to do so.

1.3	Each Party’s business continuity and disaster recovery arrangements will at least address the following issues:

(a)	maintenance and regular testing of the business continuity and disaster recovery arrangements;

(b)	a statement of conditions that will trigger the business continuity and/or disaster recovery arrangements;

(c)	risk analysis of down time acceptable to each Party;

(d)	escalation procedures;

(e)	systems and staff criticality; and

(f)	physical resource requirements (including office requirements).

1.4	Each of LIFFE and ICE Clear shall ensure that it has in place at all times appropriate information security arrangements for the management and prevention of security threats or technical risks including those arising from any technology that interfaces to the other Party’s technology.

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SCHEDULE 4

CHANGE CONTROL

1.	ADDITIONAL DEFINITIONS

1.1	The following additional definitions shall apply for the purposes of this Schedule 4:

“CCN” means a change control notification submitted in accordance with paragraph 3.1 of this Schedule 4;

“Change” means any proposed substantial change to the terms of the Agreement or the nature or manner of provision of any services provided hereunder, save for any changes referred to in Clause 7.8, any matters referred to in Clause 14.2 and any matter determined by the Joint Operations Committee as not requiring the application of the Change Control Procedure;

“De Minimis Change” means either:

(a)	a Change which can be implemented without deployment of any of: business analysis, business requirement specification or IT development and testing; or

(b)	the introduction of a New LIFFE Product which is Similar to an existing Eligible Product pursuant to Clause 5.1;

“Impact Assessment” means a written and appropriately detailed assessment of a Change produced by the Receiving Party in response to a CCN including the:

(c)	name of the Receiving Party’s Relevant Contact;

(d)	an estimated timeframe for completing implementation of the Change;

(e)	the estimated costs of assessing and implementing the Change (having regard to the nature of the work, the number of other outstanding Changes at the time and the level of engagement required from the Requesting Party);

(f)	any estimated additional operational costs arising from the implementation of the Change; and

(g)	and whether the Receiving Party believes that a Project Brief is required;

“Other Change” means a Change (other than a De Minimis Change);

“PID” means a project initiation document setting out a detailed analysis of estimated times and costs associated with or relating to a proposed Change, broadly in line with the Prince II methodology but varied by the Parties to suit their requirements including the use of templates agreed by the Parties, if any;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Project Brief” means a document setting out a high level analysis of estimated times and costs associated with or relating to a proposed Change broadly in line with the Prince II methodology but varied by the Parties to suit their requirements including the use of templates agreed by the Parties, if any;

“Relevant Contact” means the person appointed by a Party to be its contact person in respect of a Change; and

“Regulatory Change” means any Change required by a material change to Applicable Laws or at the direction of a relevant and competent regulatory authority after the date of this Agreement other than any change that is required in order to ensure that ICE Clear complies with EMIR and that is not wholly or substantially related to the provision of the ICE Clear Services.

2.	GENERAL

2.1	All references in this Schedule 4, any Impact Assessment, any notification or Project Brief to timescales, start dates and costs which are given by a Party and the information included in CCN’s pursuant to paragraph 4.1 of this Schedule 4 shall be given on the basis of good faith estimates only and shall not give rise to binding commitments upon that Party except where otherwise expressly agreed in writing by the Parties on a case-by-case basis.

2.2	Unless otherwise agreed by the Parties, all notifications sent between the Parties pursuant to this Schedule 4 shall be sent via the Parties’ Relationship Managers or Relevant Contacts or their nominees (including legal advisors).

3.	INITIAL PROCEDURE

3.1	Either Party (the “Requesting Party”) may notify the other Party (the “Receiving Party”) of a proposal for a Change by submitting a CCN to the Receiving Party in the form described at paragraph 4 below.

4.	CONTENTS OF THE CCN

4.1	Each CCN shall contain:

(a)	the date of the request for the relevant Change;

(b)	the Requesting Party’s Relevant Contact in respect of the Change;

(c)	full details of and the reason for the relevant Change, including any proposed variations to the Agreement as a result of the relevant Change;

(d)	a proposed timetable for implementing the relevant Change;

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)	proposals (if any) on the allocation of costs (whether evaluation, implementation or additional operational costs) in respect of such Change (subject to paragraph 6 of this Schedule 4);

(f)	proposals (if any) on the ownership of any Intellectual Property Rights arising out of the implementation of any such Change; and

(g)	whether the Requesting Party considers the Changes to be a De Minimis Change or Other Change.

4.2	If the Change relates to a New LIFFE Product, the CCN (which shall be entitled a “New LIFFE Product Notice”) shall, in addition to the information required under paragraph 5.1 of this Schedule 4, contain:

(a)	the name of the New LIFFE Product;

(b)	the instrument type and the underlying instrument;

(c)	the proposed settlement mechanism, the depository for settlement and the jurisdiction in which settlement is to be performed;

(d)	the VAT liability of the New LIFFE Product in accordance with Clause 26.3 of this Agreement;

(e)	a draft of the proposed Contract Specification(s) and amendments to relevant rules;

(f)	an estimate of the number and volume of trades in the New LIFFE Product in respect of which ICE Clear is likely to be asked to provide the ICE Clear Services;

(g)	a price history (if available) and appropriate correlations of the New LIFFE Product; and

(h)	details of any regulatory issues of which LIFFE is aware which will in its opinion have a material impact on the provision of the ICE Clear Services in respect of the New LIFFE Product.

5.	PROGRESSION OF CHANGES

5.1	When the Requesting Party has stated in the CCN that the Change is a De Minimis Change the Receiving Party shall, acting reasonably, within five (5) Business Days of receipt of the CCN determine whether it agrees with the classification of the Change as a De Minimis Change and shall, without undue delay, communicate its determination to the Requesting Party.

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5.2	If the Receiving Party agrees that the Change is a De Minimis Change it shall notify the Requesting Party of the date on which it will commence implementation work on the Change. The implementation shall commence and be finalised as soon as practicable.

5.3	Without prejudice to Clause 5.1, if the Receiving Party does not agree that the Change is a De Minimis Change or if the Requesting Party has not stated in the CCN that the Change is a De Minimis Change, the process set out below shall apply.

5.4	In respect of any Change other than a De Minimis Change, the Receiving Party shall, within twenty (20) Business Days of its receipt of the CCN, either:

(a)	provide an Impact Assessment in respect of such Change; or

(b)	reject the Change in writing with its reasons.

5.5	If the Change relates to a New LIFFE Product, ICE Clear agrees that it will not refuse the extension of the ICE Clear Services to such New LIFFE Product, provided always that ICE Clear may decline to provide the ICE Clear Services in respect of a New LIFFE Product for any one or more of the following reasons:

(a)	ICE Clear considers that the provision of the ICE Clear Services in respect of such New LIFFE Product represents an unacceptable risk to ICE Clear on the basis of prudent risk criteria; or

(b)	it would be unlawful or in breach of any Applicable Laws or a direction or requirement of the FSA or any other relevant and competent regulatory authority, to provide the ICE Clear Services in respect of such New LIFFE Product; or

(c)	where the Parties cannot agree on the allocation of costs in respect of such New LIFFE Product, (provided always that, should LIFFE agree to pay the relevant costs, ICE Clear may not raise an objection on this ground), and in such circumstances, ICE Clear will inform LIFFE in writing of its decision and the reasoning for its decision without undue delay, and LIFFE shall no longer be subject to the exclusivity provision as set out in Clause 13 in respect of that New LIFFE Product only.

5.6	Each Party further agrees that it shall not refuse to implement any Regulatory Change requested by the other Party provided that its costs, as identified in the Impact Assessment or Project Brief are met by the Requesting Party and provided always that no Party may be required to agree to any Regulatory Change which might place the Receiving Party itself in breach of any Applicable Laws.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.7	Following the rejection of any Change, the Parties shall meet promptly to discuss the Change with the aim of agreeing a revised CCN acceptable to both Parties, and following any agreement the Receiving Party shall prepare an Impact Assessment.

5.8	The Impact Assessment shall where the Receiving Party considers that the Change constitutes an Other Change, indicate that the Change is to be treated as an Other Change and indicate that a Project Brief is required and the estimated costs and timetable for producing that Project Brief having regard to the nature of the work, the number of other outstanding CCN’s at the time and the level of engagement required from the Requesting Party to produce the Project Brief.

5.9	Following receipt of the Impact Assessment, a meeting of the Joint Operations Committee shall be held promptly to discuss and agree, as applicable:

(a)	the costs, timetable and any necessary steps to implement the Other Change; or

(b)	the approach and the associated costs of producing the Project Brief.

5.10	Upon production of the Project Brief, the Parties agree that they shall meet again to discuss the Project Brief to agree the costs, timetable and any necessary steps to implement the conclusions of the Project Brief (including, where so identified, the production of a PID).

5.11	As part of the process of agreeing any Impact Assessment, Project Brief and/or PID, the Parties will attempt to agree the allocation of responsibility, for any additional operational costs (if any) incurred by either Party in connection with any Change. For the avoidance of doubt, each Party shall use its reasonable endeavours to keep any such additional operational costs borne by the other to a minimum (recognising the need for the Parties to continue to perform their obligations under this Agreement according to Good Industry Practice and Applicable Laws). As part of their agreement on the allocation of any costs, the Parties may agree to implement a cost review within a defined period after the implementation of any Change, in order to audit the actual costs of such Change (including operational costs) against the estimated costs, it being understood that the Parties will act in good faith to adjust equitably any costs incorrectly borne by either Party.

5.12	Once the costs, timetable and any necessary steps to implement any Change are agreed, the Parties will use all reasonable endeavours to implement such Change in accordance with such agreement and without undue delay.

6.	COSTS

6.1	In respect of the implementation of matters arising from determinations of the Joint Operations Committee, the costs shall be borne by LIFFE and form part of the Clearing Cost Base. Save as aforesaid, in this Schedule 4, wherever one Party is obliged by its terms to bear the other’s costs, those costs shall only be borne to the extent they are reasonable, itemised and agreed in advance of incurrence.

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6.2	Save as otherwise provided for in this Schedule 4 or agreed by the Parties on a case-by-case basis, the Requesting Party shall be responsible for its own costs and the costs of the Receiving Party in evaluating and implementing any agreed Change.

6.3	The appropriate allocation (if any) of any additional operational costs incurred by the Parties arising out of any Change which does not constitute a De Minimis Change shall be agreed between the Parties as set out above. Should the Parties fail to agree such allocation within a reasonable time, the Receiving Party has the right to cease the evaluation and implementing work in relation to such Change.

7.	DISPUTES

7.1	Should a dispute arise during the implementation of a Change which is incapable of being resolved between the Joint Operations Committee, it shall be resolved by following the procedure set out in the Agreement for resolving disputes generally.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5

RELATIONSHIP MANAGEMENT

1.	THE RELATIONSHIP MANAGERS

1.1	Each Party shall designate either the Chief Executive Officer or the Chief Operating Officer (or the functional equivalent of each) who will act as its Relationship Manager in relation to this Agreement (together, the “Relationship Managers”). Either Party may change the identity of its respective Relationship Manager at any time by prior written notice to the other. Each Party may invite technical experts to a meeting of the Relationship Managers as and when required.

1.2	The role of the Relationship Managers is to act as an escalation point for the Joint Operations Committee details of which are set out in this Schedule 5 and to ensure generally that strategic as well as operational issues are being raised and addressed as between the parties.

1.3	Outside the Joint Operations Committee, the Relationship Managers shall endeavour to meet quarterly.

2.	JOINT OPERATIONS COMMITTEE

2.1	The principal point of formal contact between LIFFE and ICE Clear in relation to issues arising out of the performance by each Party of its obligations under this Agreement and the principal forum for decision-making regarding the ICE Clear Services and LIFFE Services will be a joint operations committee (the “Joint Operations Committee”).

2.2	Meetings of the Joint Operations Committee should take place regularly but no less than once every two months.

2.3	The membership of the Joint Operations Committee will be as follows:

(a)	for LIFFE: LIFFE Relationship Manager (or delegate), plus two (2) others, including the chair; and

(b)	for ICE Clear: ICE Clear Relationship Manager (or delegate), plus one (1) other.

2.4	Such meetings will be held to discuss the day-to-day operational issues arising out of the provision of the ICE Clear Services and the LIFFE Services. Each Party shall use its reasonable endeavours to procure that, to the extent reasonably requested by the other Party, an appropriate representative of any sub-contractor shall attend such meetings.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	RESPONSIBILITIES OF THE JOINT OPERATIONS COMMITTEE

3.1	Responsibilities

Without prejudice to any other responsibilities set out in the Agreement or the Service Level Agreement and subject to any Applicable Laws, the Joint Operations Committee shall have the authority to agree on the matters set out below:

(a)	the strategy for the implementation and operation of the LIFFE Services and ICE Clear Services.

(b)	the level of shared, dedicated or exclusively dedicated resources required from ICE Clear for the provision of ICE Clear Services or from LIFFE for the provision of LIFFE Services as follows:

(i)	“Shared Resources” are those resources or personnel used by ICE Clear in the provision of ICE Clear Services or by LIFFE in the provision of LIFFE Services which are not Dedicated Resources or Exclusively Dedicated Resources and, in respect of personnel, who are suitably qualified with suitable experience and capabilities.

(ii)	“Dedicated Resources” are ICE Clear personnel (nominated by ICE Clear) who devote more than fifty per cent. (50%) of their time to the provision of the ICE Clear Services or LIFFE Services, as applicable, including senior management personnel who are suitably qualified with suitable experience and capabilities approved by the Joint Operations Committee and are individually responsible for managing key aspects of the ICE Clear Services or LIFFE Services, as applicable.

(iii)	“Exclusively Dedicated Resources” consist of the development team comprised of ICE Clear personnel (nominated by ICE Clear), new hires and external consultants, including senior management personnel, who are suitably qualified with suitable experience and capabilities and are approved by the Joint Operations Committee. These resources shall be exclusively dedicated to the development of ICE Clear processes, systems and procedures to support the enhancement of current LIFFE Products and the launch of new LIFFE Products, in the case of ICE Clear or the development of new LIFFE Products, in the case of LIFFE. The Exclusively Dedicated Resources shall comprise, at a minimum and at all times, one individual from senior management, one product development expert and one risk expert.

(c)	the cost and composition of Dedicated Resources and Exclusively Dedicated Resources, including the compensation level/amount for any senior management personnel in the Exclusively Dedicated Resources.

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(d)	the mix between ICE personnel, new hires and external consultants in the Exclusively Dedicated Resources and the individuals proposed to comprise such new hires and external consultants.

(e)	whether Shared Resources, Dedicated Resources and Exclusively Dedicated Resources are suitably qualified with suitable experience and capabilities to perform the services and fulfil the roles requested or required.

(f)	review, monitor, audit, and, where necessary, amend, service levels and service level achievement, subject to the Service Level Agreement; and in respect of the provision of the LIFFE Services, the members of the Joint Operations Committee appointed by LIFFE shall be limited to one vote in totality.

(g)	changes to key customer service and relationship issues which may arise from time to time.

(h)	system performance levels achieved over the preceding quarter and, in particular, conformity (or otherwise) with the service levels set out in this Agreement, service levels, or otherwise agreed between the Parties;

(i)	Change Control Procedures operated and, in relation thereto, development progress and New LIFFE Products;

(j)	progress in any projects or developments under way;

(k)	strategic issues in relation to LIFFE Products; and

(l)	any issues arising with respect to Clearing Members;

The Parties shall agree the time, location and agenda of each meeting.

4.	MEETINGS OF THE JOINT OPERATIONS COMMITTEE

4.1	Procedure

The chair shall arrange for such meetings to be minuted as appropriate. For the avoidance of doubt, any decisions or items within the minutes of meetings which may be stated or implied to be variations of this Agreement will not vary this Agreement. Decisions of the Joint Operations Committee shall be made observing principles of due process and administrative fairness

4.2	Attendance

Both ICE Clear and LIFFE will take all reasonable steps to ensure that their appropriate representatives attend all meetings. Where an individual cannot attend he may nominate a suitable proxy who will attend in his stead and have full powers to speak and vote on his behalf.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 6

EXIT MANAGEMENT PLAN

1.	DEVELOPMENT OF EXIT MANAGEMENT PLAN

1.1	It is generally intended that any handover of the ICE Clear Services during an Exit Phase (as defined below) be covered by the Exit Management Plan. This Schedule 6 sets out the principles agreed between the Parties to be covered in any detailed Exit Management Plan, which the Parties will use their reasonable endeavours to agree as soon as possible following the service of a notice of termination. The Parties agree that the aim of this Schedule 6 is to ensure that the ICE Clear Services continue to be provided to LIFFE without interruption during any period of transition during which such ICE Clear Services are assumed by a Successor Operator.

1.2	The aim of any detailed Exit Management Plan (the “Exit Management Plan”) shall be to facilitate the provision and orderly transfer of all the ICE Clear Services to one (1) or more nominated Successor Operator(s), which may include LIFFE (a “Transfer”) in order to minimise the disruption to the LIFFE Markets, ICE Clear’s business and the Clearing Members and to assist LIFFE and ICE Clear to comply with their respective regulatory obligations and duties (in the case of LIFFE, as an investment exchange and in the case of ICE Clear, as a Recognised Clearing House). The Parties shall exercise reasonable endeavours to execute the Exit Management Plan efficiently and pro-actively. Any obligation on ICE Clear to cooperate and provide assistance to LIFFE shall be dependent on the exercise of reasonable endeavours by LIFFE as provided for in this Schedule 6.

1.3	To the extent required by LIFFE, ICE Clear shall continue to provide the ICE Clear Services during the Exit Phase, on the same terms as applied to the provision of the ICE Clear Services immediately prior to the Exit Phase (unless this Agreement provides otherwise). During such time, LIFFE may negotiate with any potential Successor Operators for the provision of replacement services.

1.4	The Parties acknowledge that, as part of the Transfer, LIFFE may prepare a document for the purpose of enabling potential Successor Operators to tender for such role. Such document may include information about the historic provision of ICE Clear Services and the relationship between the Parties but may not, without the express written consent of ICE Clear (such consent not to be unreasonably withheld), contain any Confidential Information relating to ICE Clear.

2.	GENERAL OBLIGATIONS DURING AN EXIT PHASE

2.1	The phase commencing on the date on which any Party has validly served a notice to terminate this Agreement or the date on which this Agreement otherwise automatically terminates, and ending upon the earlier of (i) twelve (12) months from the date on which this Agreement terminates or is terminated; and (ii) such time as LIFFE has effected a Transfer on terms satisfactory to it (acting reasonably) shall hereinafter be referred to as the “Exit Phase”.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2	Without limiting the specific obligations set out in this Schedule 6, during an Exit Phase the Parties shall in good faith agree procedures and a timescale for the following:

(a)	a programme for the Transfer process, including details of the means of ensuring continuing provision of the ICE Clear Services throughout the Exit Phase;

(b)	plans for communicating with staff, suppliers and customers and regulators of each Party to avoid any detriment to LIFFE’s and ICE Clear’s businesses as a result of the Transfer; and

(c)	any agreements or amendments to licences in respect of any Intellectual Property and Confidential Information required to ensure an orderly Transfer.

2.3	The Parties will, within a reasonable period (and no later than four (4) months prior to the end of the Exit Phase), agree a target date for the cessation of each relevant ICE Clear Service to ensure an orderly Transfer prior to the end of the Exit Phase.

3.	OPEN INTEREST RISK MIGRATION ASSISTANCE

3.1	ICE Clear shall as part of the Exit Phase agree to the transfer of open interest relating to Eligible Trades to any Successor Operator(s), and shall provide assistance in relation to such transfer and exercise reasonable endeavours to do all acts and things and execute and deliver (or procure the execution or delivery of) all further documents, required by law or which LIFFE requests, to vest in any Successor Operator(s) the full benefit of the right, title and interest in such open interest to the any Successor Operator(s) as directed by LIFFE including execution of novation agreements with Clearing Members.

3.2	ICE Clear shall during the Exit Phase provide LIFFE in a timely fashion with the database of historical data for the risk platform used for the ICE Clear Services and an explanation of the database architecture.

4.	TRANSITION DILIGENCE ASSISTANCE

4.1	ICE Clear will liaise with LIFFE and any Successor Operator(s), making available for such purposes such ICE Clear liaison staff as LIFFE may reasonably require, and acting in good faith, to ensure a mutually satisfactory Transfer.

4.2	During the Exit Phase, ICE Clear shall provide LIFFE with training and support from the Shared Resources defined in Schedule 5, so as to enable LIFFE to train its own personnel.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3	The Parties agree that ICE Clear shall provide all reasonable assistance required by LIFFE to facilitate the employment of any Exclusively Dedicated Resources, e.g. waiving notice provisions etc.

5.	PAYMENT

The parties agree that LIFFE shall bear ICE Clear’s reasonable and itemised costs (which may include reasonable external legal or consultancy costs) incurred in effecting the migration of ICE Clear Services to LIFFE and/or any Successor Operator(s), save that in respect of costs incurred by ICE Clear pursuant to paragraphs 3.2 and 3.3 above, LIFFE shall pay an amount that shall include a margin of ten per cent. (10%) of the amount of such costs.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7

CHANGE OF CONTROL

1.	AMENDMENT TO AGREEMENT IN THE EVENT OF A CHANGE OF CONTROL

1.1	In the event that a person (other than ICE Inc. or an Affiliate of ICE Inc.) comes directly or indirectly to Control LIFFE or NYSE Euronext, this Agreement shall continue to operate on its current terms subject to the following modifications:

(a)	Clause 7.5 of the Agreement shall cease to apply and any LIFFE Director may, at ICE Clear’s discretion, be removed;

(b)	The membership of the Joint Operations Committee in respect of both Parties shall be limited to the Party’s respective Relationship Manager (or delegate) plus one (1) other, and the authority and remit of the Joint Operations Committee shall be limited to issuing recommendations only which the Parties shall consider in a commercially reasonable manner; Clause 4.7 and Schedule 5 and any other provisions of this Agreement relating to the Joint Operations Committee shall apply with consequential amendments as are required by the foregoing modifications;

(c)	Clause 8.3 shall cease to apply but not, for the avoidance of doubt, any other provision of Clause 8. LIFFE shall, on and following the date of closing of the transaction resulting in the Change of Control or the date when a public announcement is made that an intended Change of Control will not be pursued, be entitled to terminate the Agreement upon not less than two (2) years’ written notice to ICE Clear which shall not be exercisable prior to the Intended Commencement Date, (except where NYSE Euronext has exercised its right of termination pursuant to Sections 6.2(c) or (d), or Sections 6.3(a), (b) or (c) of the agreement dated on or about the date of this agreement between it and ICE Inc., where, instead, LIFFE shall be entitled to terminate this Agreement upon six (6) months’ notice or with immediate effect where the Commencement Date has not yet occurred) and ICE Clear may terminate this Agreement upon twelve (12) months’ notice in circumstances where sub-paragraph (e)(i) below applies, or upon two (2) years’ written notice in circumstances where sub-paragraph (e)(ii) applies;

(d)	Clauses 13.2, 13.3 and 13.4 shall cease to apply;

(e)	Without prejudice to Clauses 12.7, 12.8 and 12.9, Clause 12.1 shall cease to apply; and

(i)	in the event of a Change of Control [****]; and

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(ii)	in the event of a Change of Control [****],

and in either case, ICE Clear shall at its discretion in a commercially fair and reasonable manner set the clearing fees payable by Clearing Members and no fee shall be payable by ICE Clear in respect of any services that may be provided by LIFFE (apart from any amounts payable under sub-paragraph (f) below).

(f)	ICE Clear shall continue to receive LIFFE Services on an outsourced basis [****]; and

(g)	Other consequential modifications required as a result of the above.

1.2	Notwithstanding the modifications to this Agreement pursuant to this Schedule 7, ICE Clear shall exercise reasonable endeavours to continue to clear Eligible Trades, in respect of operational aspects of clearing only, on a basis substantially equivalent to that pertaining prior to such modifications taking effect unless there are objectively justifiable grounds for any differentiation in such clearing.

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[****] indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNED by	)
Paul Swann	)
A duly authorised signatory	)
for and on behalf of	)
ICE Clear Europe Limited	)

SIGNED by	)
Finbarr Hutcheson	)
A duly authorised signatory	)
for and on behalf of	)
LIFFE Administration and Management	)